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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-83514
333-75534

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 2, 2002)

$3,300,000,000
General Motors Corporation

4.50% Series A Convertible Senior Debentures Due 2032
5.25% Series B Convertible Senior Debentures Due 2032

        We are offering $1,000,000,000 principal amount of 4.50% Series A Convertible Senior Debentures Due 2032 and $2,300,000,000 principal amount of 5.25% Series B Convertible Senior Debentures Due 2032. The offering of the Series A debentures and the Series B debentures are independent offerings and are not conditioned upon one another.

        The Series A debentures are convertible into shares of our $1 2/3 par value common stock, at your option, under any of the following circumstances: (1) the closing sale price of our $1 2/3 par value common stock exceeds specified thresholds, (2) the trading price of the Series A debentures falls below specified thresholds, (3) the Series A debentures are called for redemption or (4) upon the occurrence of other specified corporate events. The Series A debentures are convertible at a conversion price of $70.20 per share, which is equal to a conversion rate of 0.3561 shares per $25.00 principal amount of Series A debentures, subject to adjustment. We may pay you an amount of cash equivalent to the shares of our $1 2/3 par value common stock otherwise required to be delivered upon conversion. We will pay interest on the Series A debentures on March 1 and September 1 of each year, beginning September 1, 2002. We may redeem the Series A debentures, in whole or in part, on or after March 6, 2007 for an amount in cash equal to the principal amount plus any accrued and unpaid interest. You may require us to repurchase your Series A debentures on March 6 of 2007, 2012, 2017, 2022 and 2027, or, if any of those days is not a business day, on the next succeeding business day, for an amount equal to the principal amount plus accrued and unpaid interest. We may elect to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or any combination thereof. We have listed the Series A debentures on the New York Stock Exchange under the symbol "GXM" and expect trading of the debentures to commence on March 1, 2002.

        The Series B debentures are convertible into shares of our $1 2/3 par value common stock, at your option, under any of the following circumstances: (1) the closing sale price of our $1 2/3 par value common stock exceeds specified thresholds, (2) the trading price of the Series B debentures falls below specified thresholds, (3) the Series B debentures are called for redemption or (4) upon the occurrence of other specified corporate events. The Series B debentures are convertible at a conversion price of $64.90 per share, which is equal to a conversion rate of 0.3852 shares per $25.00 principal amount of Series B debentures, subject to adjustment. We may pay you an amount of cash equivalent to the shares of our $1 2/3 par value common stock otherwise required to be delivered upon conversion. We will pay interest on the Series B debentures on March 1 and September 1 of each year, beginning September 1, 2002. We may redeem the Series B debentures, in whole or in part, on or after March 6, 2009 for an amount in cash equal to the redemption prices set forth herein. You may require us to repurchase your Series B debentures on March 6 of 2014, 2019, 2024 and 2029, or, if any of those days is not a business day, on the next succeeding business day, for an amount equal to the principal amount plus accrued and unpaid interest. We may elect to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or any combination thereof. We have listed the Series B debentures on the New York Stock Exchange under the symbol "GBM" and expect trading of the debentures to commence on March 1, 2002.

        Our $1 2/3 par value common stock is listed on the New York Stock Exchange under the symbol "GM." On February 28, 2002, the last sale price of our $1 2/3 par value common stock as reported on the New York Stock Exchange was $52.98 per share.

        Investing in the debentures involves risks. See "Risk Factors" beginning on page S-6.

	Per Series A debenture	Per Series B debenture	Total
Public Offering Price (1)	100.00%	100.00%	$3,300,000,000
Underwriting Discount	1.90%	1.90%	$62,700,000
Proceeds to General Motors Corporation	98.10%	98.10%	$3,237,300,000
(1)
The public offering price set forth above does not include accrued interest, if any.

        We have granted the underwriters the right to purchase up to an additional $150,000,000 aggregate principal amount of Series A debentures and $300,000,000 aggregate principal amount of Series B debentures to cover overallotments, if any.

        The underwriters expect to deliver the debentures to purchasers on March 6, 2002.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Merrill Lynch & Co.	Morgan Stanley

Goldman, Sachs & Co.	JPMorgan

Banc of America Securities LLC
                                        Salomon Smith Barney
                                                             Banc One Capital Markets, Inc.
                                                                                      BNP PARIBAS
                                                                                                          Barclays Capital

Mizuho International plc

February 28, 2002

Prospectus Supplement

Prospectus

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell debentures and seeking offers to buy debentures only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the debentures. Unless the context indicates otherwise, the words "GM," "we," "ours," and "us" refer to General Motors Corporation.

i

SUMMARY

        The following summary is provided solely for your convenience. It is not intended to be complete. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the debentures discussed under "Risk Factors" beginning on page S-6.

General Motors Corporation

        We are primarily engaged in the automotive and, through our wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. We are the world's largest manufacturer of automotive vehicles. We also have financing and insurance operations and, to a lesser extent, are engaged in other industries.

        Our automotive segment is comprised of four regions:

    •
    GM North America;

    •
    GM Europe;

    •
    GM Latin America/Africa/Mid-East; and

    •
    GM Asia Pacific.

        GM North America designs, manufactures and markets vehicles primarily in North America under the following nameplates:

• Chevrolet	• GMC	• Buick	• Saturn
• Pontiac	• Oldsmobile	• Cadillac	• Hummer

        GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates:

• Opel	• Holden	• Saab	• GMC	• Buick
• Vauxhall	• Isuzu	• Chevrolet	• Cadillac

        We participate in the communications services industry through Hughes, which is a leading global provider of digital entertainment, information and communications services and satellite-based private business networks. See "Recent Developments — Hughes/EchoStar Separation Transactions."

        Our financing and insurance operations primarily relate to General Motors Acceptance Corporation (GMAC), which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial and vehicle insurance and asset-based lending.

        Our other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions.

        Substantially all of our automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2001, there were approximately 7,800 GM vehicle dealers in the United States, 830 in Canada and 162 in Mexico. Additionally, there were a total of approximately 11,740 outlets overseas which include dealers and authorized sales, service and parts outlets.

4.50% Series A Convertible Senior Debentures

Securities Offered	$1,000,000,000 aggregate principal amount of 4.50% Series A Convertible Senior Debentures Due 2032 (and up to an additional $150,000,000 aggregate principal amount if the underwriters exercise their option to purchase additional Series A debentures).
Maturity Date	March 6, 2032.
Ranking	The Series A debentures will constitute part of our senior debt. They will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Offering Price	100% of the principal amount of each Series A debenture plus accrued interest, if any, from March 6, 2002.
Interest	4.50% per year of the principal amount, payable semiannually in arrears in cash on March 1 and September 1 of each year, beginning September 1, 2002.
Conversion Rights	You may convert the Series A debentures into shares of our $1 2/3 par value common stock at a conversion rate of 0.3561 shares per $25.00 principal amount of Series A debentures, subject to adjustment for certain reasons (but not for accrued interest), prior to 5:00 p.m. New York City time on March 6, 2032 (or in the case of Series A debentures called for redemption, until the close of business on the business day prior to the redemption date), under any of the following circumstances:

• during any fiscal quarter commencing after March 31, 2002 if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or
• during the five business day period after any nine consecutive trading day period in which the trading price of the Series A debentures for each day of such period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures; or
• if the Series A debentures have been called for redemption; or
• upon the occurrence of specified corporate events described under "Description of Series A Debentures — Conversion of Series A Debentures — Conversion Upon Specified Corporate Events."
We may pay you an amount of cash equivalent to the shares of our $1 2/3 par value common stock otherwise required to be delivered upon conversion of the Series A debentures. See "Description of Series A Debentures — Conversion of Series A Debentures." The conversion rate may be adjusted under certain circumstances. See "Description of Series A Debentures — Conversion of Series A Debentures — Conversion Rate Adjustments."
Redemption	We may redeem any of the Series A debentures, in whole or in part, on or after March 6, 2007, by giving you at least 30 days' notice, for an amount in cash equal to the principal amount plus any accrued and unpaid interest. See "Description of Series A Debentures — Optional Redemption by General Motors."
Repurchase at Option of the Holder	You may require us to repurchase all or a portion of your Series A debentures on March 6, 2007, 2012, 2017, 2022 or 2027, or, if any of those days is not a business day, on the next succeeding business day, for a repurchase price equal to the principal amount of the Series A debentures to be repurchased, plus accrued and unpaid interest to but excluding the repurchase date. We may choose to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or a combination of cash and such common stock. See "Description of Series A Debentures — Repurchase of Series A Debentures at Option of the Holder."
Fundamental Change	If a fundamental change occurs prior to maturity, you may require us to redeem all or a portion of your Series A debentures at a price equal to the principal amount of your Series A debentures plus accrued interest to but excluding the repurchase date. The redemption price will be paid in cash, unless the successor company elects to pay the redemption price, in whole or in part, in shares of its capital stock. See "Description of Series A Debentures — Redemption at Option of the Holder Upon a Fundamental Change."
Use of Proceeds	The net proceeds from the sale of Series A debentures will be used for general corporate purposes.
Trading	We have listed the Series A debentures on the New York Stock Exchange under the symbol "GXM" and expect trading of the Series A debentures to commence on March 1, 2002. The Series A debentures will be a new issue of securities for which there currently is no public market. Our $1 2/3 par value common stock is traded on the New York Stock Exchange under the symbol "GM."

5.25% Series B Convertible Senior Debentures
Securities Offered	$2,300,000,000 aggregate principal amount of 5.25% Series B Convertible Senior Debentures Due 2032 (and up to an additional $300,000,000 aggregate principal amount if the underwriters exercise their option to purchase additional Series B debentures).
Maturity Date	March 6, 2032.
Ranking	The Series B debentures will constitute part of our senior debt. They will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Offering Price	100% of the principal amount of each Series B debenture plus accrued interest, if any, from March 6, 2002.
Interest	5.25% per year of the principal amount, payable semiannually in arrears in cash on March 1 and September 1 of each year, beginning September 1, 2002.
Conversion Rights	You may convert the Series B debentures into shares of our $1 2/3 par value common stock at a conversion rate of 0.3852 shares per $25.00 principal amount of Series B debentures, subject to adjustment for certain reasons (but not for accrued interest), prior to 5:00 p.m. New York City time on March 6, 2032 (or in the case of Series B debentures called for redemption, until the close of business on the business day prior to the redemption date), under any of the following circumstances:
• during any fiscal quarter commencing after March 31, 2002 if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or
• during the five business day period after any nine consecutive trading day period in which the trading price of the Series B debentures for each day of such period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures; or
• if the Series B debentures have been called for redemption; or
• upon the occurrence of specified corporate events described under "Description of Series B Debentures — Conversion of Series B Debentures — Conversion Upon Specified Corporate Events."
We may pay you an amount of cash equivalent to the shares of our $1 2/3 par value common stock otherwise required to be delivered upon conversion of the Series B debentures. See "Description of Series B Debentures — Conversion of Series B Debentures." The conversion rate may be adjusted under certain circumstances. See "Description of Series B Debentures — Conversion of Series B Debentures — Conversion Rate Adjustments."
Redemption	We may redeem any of the Series B debentures, in whole or in part, on or after March 6, 2009, by giving you at least 30 days' notice, in cash at the redemption prices set forth in this prospectus supplement. See "Description of Series B Debentures — Optional Redemption by General Motors."
Repurchase at Option of the Holder	You may require us to repurchase all or a portion of your Series B debentures on March 6, 2014, 2019, 2024, or 2029, or, if any of those days is not a business day, on the next succeeding business day, for a repurchase price equal to the principal amount of the Series B debentures to be repurchased, plus accrued and unpaid interest to but excluding the repurchase date. We may choose to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or a combination of cash and such common stock. See "Description of Series B Debentures — Repurchase of Series B Debentures at Option of the Holder."
Fundamental Change	If a fundamental change occurs prior to maturity, you may require us to redeem all or a portion of your Series B debentures at a price equal to the principal amount of your Series B debentures plus accrued interest to but excluding the repurchase date. The redemption price will be paid in cash, unless the successor company elects to pay the redemption price, in whole or in part, in shares of its capital stock. See "Description of Series B Debentures — Redemption at Option of the Holder Upon a Fundamental Change."
Use of Proceeds	The net proceeds from the sale of Series B debentures will be used for general corporate purposes.
Trading	We have listed the Series B debentures on the New York Stock Exchange under the symbol "GBM" and expect trading of the Series B debentures to commence on March 1, 2002. The Series B debentures will be a new issue of securities for which there currently is no public market. Our $1 2/3 par value common stock is traded on the New York Stock Exchange under the symbol "GM."

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision.

Risk Factors Related to Our Business

We operate in a highly competitive environment.

        The automotive industry is highly competitive. We have encountered significant price competition in our markets and expect this to continue in the future. Overall manufacturing capacity in the automotive industry far exceeds current demand, which is at historically high levels. This overcapacity can cause manufacturers to reduce vehicle prices, in the form of subsidized financing or leasing programs, rebates or otherwise, for the purpose of maintaining market share. This overcapacity and price competition has had, and is expected to continue to have, a substantial negative impact on vehicle price and our profitability. A strong U.S. dollar (as compared to the Japanese yen, Korean won and the Euro, for example) has made and may continue to make this situation worse.

Restrictions in our labor agreements could limit our ability to pursue restructuring initiatives, and labor strikes, work stoppages or similar difficulties could significantly disrupt our operations.

        Substantially all of the hourly employees in our U.S., Canadian and European automotive operations are represented by unions and are covered by collective bargaining agreements. These agreements restrict our ability to close plants, restructure operations and take other steps to make our business more efficient. Furthermore, the negotiation of new collective bargaining agreements with the United Auto Workers, Canadian Auto Workers and various European labor groups could result in higher labor costs and more restrictive work rules than those currently in effect. A work stoppage could occur as a result of disputes under our collective bargaining agreements or in connection with the negotiation of new collective bargaining agreements. A work stoppage could adversely affect our business and disrupt our operations. Work stoppages at our key suppliers could have similar consequences if alternative sources are not readily available.

Our ability to achieve reductions in cost and employment levels and to realize production efficiencies is one of the keys to our success.

        We currently are in the process of implementing a number of cost and employment reduction initiatives. Successfully implementing these initiatives is one of the keys to our future competitiveness and profitability. In addition, we are continually attempting to realize production efficiencies. While realizing these efficiencies is important to our competitive position, there can be no assurance that we will be able to realize significant operating efficiencies in the future.

Depreciation in the value of the securities held by our employee benefit plans would increase our pension expense and underfunding levels.

        Our employee benefit plans hold a significant amount of equity securities, including our Class H common stock. Declines in the market values of these securities would increase our pension expense and, as a result, adversely affect our profitability, as well as increase the level of underfunding of such plans.

If we fail to manage healthcare (especially prescription drug) costs successfully, our financial results will suffer.

        Healthcare costs for employees and retirees (in particular, prescription drug costs) have been rising significantly over the past few years, including for our company. We are attempting to control these costs through a variety of initiatives, but our efforts may not always be successful. Failure to control our healthcare costs could have a material adverse effect on our profitability.

Economic and industry conditions constantly change, and we must adapt to these changes to be successful.

        A number of factors over which we have little or no control (including general economic and industry conditions) significantly affect the worldwide automotive industry. The number of cars and trucks sold industry-wide varies substantially from year to year. Demand for our vehicles depends largely on general economic conditions, the pricing of our vehicles, the availability and cost of fuel and consumer financing and the strength of our product offerings. Cars and trucks are durable items, the replacement of which can be significantly deferred. Difficult economic conditions may also cause buying patterns to shift to used vehicles. While we may attempt to limit the effect of these trends through rebates, subsidized financing or other measures, these actions can have a material negative impact on our profitability and may be unsuccessful. Relatively small changes in the number of vehicles sold can have a significant effect on our profitability, since we have high fixed costs. Consequently, should industry demand soften (due to slowing or negative economic growth, among other things) in our major markets, our profitability will be adversely affected. Industry sales of vehicles in the U.S. have recently been at record levels, and there can be no assurance that these sales levels will continue.

Our results may be adversely affected by decreases in the residual value of returned leased vehicles.

        Actual proceeds realized by GMAC, our wholly-owned subsidiary, upon the sale of returned leased vehicles at lease termination may be lower than our internal expectations of residual values. The residual value of leased vehicles has recently been decreasing, and this trend may continue. The continuation of this trend and any unfavorable difference between the actual residual values realized on our leased vehicles and our current expectations of such values will have a negative impact on profitability and financial condition.

Our ability to access the capital markets is dependent in part on our credit ratings, and a decline in our ratings would increase our borrowing costs and could hinder our ability to operate our business.

        Our business is highly dependent on our ability to access the capital markets. Our access to, and our costs of borrowing in, these markets depend on our credit ratings. In October 2001, our credit ratings were downgraded by Standard & Poor's, Fitch, Inc. and Moody's Investors Service, and the credit ratings of GMAC were downgraded by Standard & Poor's and Fitch, Inc. (but were affirmed by Moody's Investors Service). These downgrades have limited our access to the commercial paper markets and will increase our overall borrowing costs. There can be no assurances that our credit ratings will not be further downgraded in the future. Further downgrades could, among other things, limit our ability to finance the purchase or lease of our vehicles, which could in turn affect our sales, market share and profitability.

Changes in laws, regulations or policies of governmental organizations may have a significant negative impact on how we do business and our results of operations.

        We are affected significantly by a substantial amount of costly governmental regulation, which is anticipated to increase. In the U.S. and Europe, for example, governmental regulation has arisen primarily out of environmental, vehicle safety and fuel economy concerns. The costs of complying with these requirements can be substantial. Of particular concern are the U.S. mandated corporate average fuel economy requirements. If these standards are increased significantly, we may have to curtail sales of our most profitable vehicles.

        Meeting or exceeding government-mandated safety standards is costly because the standards tend to conflict with the need to reduce vehicle weight in order to meet emissions and fuel economy standards. Government safety standards also require that defects related to motor vehicle safety be remedied through safety recall campaigns. A manufacturer also is obligated to recall vehicles if it determines that they do not comply with a safety standard. Should we or government safety regulators determine that a safety defect or noncompliance exists concerning any of our vehicles, the costs of such recall campaign could be substantial.

        A new directive of the European Parliament mandating the recycling of vehicles could negatively impact our business. These regulations provide that motor vehicle manufacturers take back end-of-life vehicles registered after July 1, 2002 (at no cost to the last owner) and all other vehicles as of January 1, 2007. Beginning in 2006, the directive imposes requirements on the proportion of the vehicle that may be disposed of in landfills and the proportion that must be reused or recycled. Beginning with vehicles registered after July 2003, the use of certain substances in vehicles is also banned under the directive. These provisions may be applied by member states prior to the dates mentioned above.

We could be adversely affected by changes in currency exchange rates, commodity prices and interest rates.

        We are exposed to risks related to the effects of changes in foreign currency exchange rates, commodity prices and interest rates. While we carefully watch and attempt to manage these exposures, these types of changes can have substantial adverse effects on our business and results of operations.

Shortages and increases in the price of fuel can result in diminished profitability.

        Any sustained shortage in the availability of gasoline in the U.S. or in our other markets (or increases in the price of fuel) could result in weaker demand for our more profitable large and luxury cars and trucks and increase demand for less profitable small cars and trucks. Such a result could have a significant adverse effect on our profitability.

Market acceptance of new vehicles is important to our success.

        Vehicles that attract strong consumer interest and demand can mitigate the risks of increasing price competition and declines in industry demand for vehicles and are a key to our continued success. Vehicles that do not attract strong consumer interest and demand (whether as a result of styling, quality, reliability, price, safety or otherwise) can make these risks worse and cause lower profitability. Our competitors have introduced (and likely will continue to introduce) new and improved vehicle models in the U.S. Some of these vehicles are newer than our existing models in the same market segments. This has and will continue to put pricing pressure on our vehicles in those segments and (in the case of some segments) has and will result in market share declines. Lower margins, sales volumes and market shares for our company will result if we are unable to produce models that compare favorably to competing models, particularly in our more profitable vehicle segments. This in turn can substantially adversely affect our profitability.

Political instability can disrupt our operations and the demand for our products.

        Political stability in the countries in which we operate and sell vehicles is important to maintain uninterrupted business operations and demand for our products. For example, political instability tends to create economic uncertainty, which can cause broad adverse shifts in the willingness of consumers to purchase high-cost durable items such as cars and trucks.

Exercise of the Fiat put option could have a material effect on our liquidity and financial condition.

        Fiat S.p.A. has a put right to require us to purchase its 80 percent interest in Fiat Auto at fair market value. Fiat Auto has recently announced a major restructuring, including a significant write-off, all of which may be relevant to any prospective valuation of Fiat Auto. While Fiat has recently stated that it expects Fiat Auto to return to profitability by the end of 2002, no assurance can be given in this regard. If and when this put right is exercised, we have the option to pay for the 80 percent interest in Fiat Auto entirely in shares of our $1 2/3 par value common stock, entirely in cash or in any combination thereof. To the extent we choose to pay such amount in cash, that portion of the purchase price may be paid in four installments over a three-year period. If this put right is exercised during its eight year term, it could have a material adverse effect on our liquidity and financial condition at or after the time of exercise.

Risk Factors Related to the Debentures

We expect that the trading value of the debentures will be significantly affected by the price of our $1 2/3 par value common stock.

        The market price of the debentures is expected to be significantly affected by the market price of our $1 2/3 par value common stock. This may result in greater volatility in the trading value of the debentures than would be expected for nonconvertible debt securities we issue.

The conditions to the conversion of the debentures may result in your receiving less than the value of the underlying shares of our $1 2/3 par value common stock.

        The debentures have several features, including conditions to conversion, which, if not satisfied, could prevent you from converting your debentures and result in your receiving less than the value of our $1 2/3 par value common stock into which the debentures are otherwise convertible. These features could adversely affect the value and the trading prices of the debentures. See "Description of Series A Debentures — Conversion of Series A Debentures" and "Description of Series B Debentures — Conversion of Series B Debentures."

There are no restrictions in the debentures on our ability to incur additional indebtedness or to take other actions that could negatively impact the debentures.

        We are not restricted under the terms of the debentures from incurring indebtedness. Further, the covenants applicable to the debentures do not require us to achieve minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional indebtedness and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due.

We may not have the funds necessary to finance the repurchase of the debentures at the option of the holders or upon a fundamental change.

        Holders of the Series A debentures may require us to repurchase their debentures on March 6, 2007, 2012, 2017, 2022 and 2027 and holders of the Series B debentures may require us to repurchase their debentures on March 6, 2014, 2019, 2024 and 2029. In addition, our successor company (which may include GM, as appropriate) may be required to redeem debentures in the event of a fundamental change. Although not anticipated, we or our successor company may not have sufficient funds to pay the repurchase or redemption price in cash. Even if sufficient funds are available to pay the repurchase or redemption price in cash, we have (and our successor company has) the right to pay such price in shares of capital stock instead of cash. In addition, other corporate events which could significantly change our capital structure, such as leveraged recapitalizations that would increase the level of our indebtedness or that of our subsidiaries, would not necessarily constitute a fundamental change for these purposes. See "Description of Series A Debentures — Fundamental Change Permits Holders to Require General Motors to Repurchase Series A Debentures" and "— Repurchase of Series A Debentures at Option of the Holder." See "Description of Series B Debentures — Fundamental Change Permits Holders to Require General Motors to Repurchase Series B Debentures" and "— Repurchase of Series B Debentures at Option of the Holder."

An active trading market may not develop for the debentures.

        Prior to this offering there has been no trading market for the debentures. If such a market were to develop, the debentures could trade at prices that may be higher or lower than the initial public offering price. We will apply to list the debentures on the New York Stock Exchange. If the debentures are accepted for listing on the New York Stock Exchange, there can be no assurances that they will not be suspended from trading if in the future the minimum listing requirements do not remain satisfied. In addition, the underwriters have advised us that they currently intend to make a market in the debentures. They are not, however, obligated to do so and may discontinue this market-making activity at any time without notice. In addition, market-making activity by the underwriters will be subject to the limits imposed by the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we cannot assure you that any market for the debentures will develop or, if one does develop, that it will be maintained. If an active market for the debentures fails to develop or be sustained, the trading price of the debentures could decline significantly.

The yield on the debentures may be lower than the yield on a standard debt security of comparable maturity.

        The interest rate we pay on the debentures may be less than the rate of return you could earn on other investments. The yield will be less than the yield you would earn if on the issue date of the debentures you bought a nonconvertible senior debt security from us with the same stated maturity date. An investment in the debentures may not reflect the full opportunity cost to you, taking into account factors that affect the time value of money.

The conversion rate of the debentures may not be adjusted for all dilutive events.

        The conversion rate of the debentures is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our $1 2/3 par value common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, extraordinary cash dividends and issuer tender or exchange offers as described under "Description of Series A Debentures — Conversion of Series A Debentures" and "Description of Series B Debentures — Conversion of Series B Debentures." The conversion rate will not be adjusted for other events, such as a third party tender or exchange offer, that may adversely affect the trading price of the debentures or the $1 2/3 par value common stock into which such debentures may be convertible. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

Risk Factors Related to General Motors as a Result of the Hughes Separation Transactions

The assets of Hughes will not support our financial position and credit ratings after the Hughes separation transactions.

        Following the completion of the proposed separation of Hughes from our company, if it occurs, Hughes will no longer be our subsidiary. Although the transactions are expected to provide us with significant liquidity, after closing we will be unable to rely upon the assets of Hughes to support our financial position and credit ratings, including in times of economic downturn or cyclical changes in the automotive industry. In the event of the consummation of the Hughes separation transactions, we anticipate that there would be a reduction of our stockholders' equity of approximately $3.2 billion based on stock prices at December 31, 2001. We cannot assure you that after such transactions, operating results and market conditions will not result in lower credit ratings or a weaker financial condition for us than if the Hughes separation transactions had not occurred. See "Recent Developments — Hughes/EchoStar Separation Transactions."

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words "believe," "expect," "anticipate," "estimate," "forecast," "objective," "intend," "plan," "predict," "goal" and similar expressions are intended to identify forward-looking statements. For example, the results of our initiatives regarding normalized earnings per share and balance sheet improvements as described under "Recent Developments — Earnings Per Share and Balance Sheet Initiatives" are forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, we can give no assurance that such expectations will prove to be correct. In addition to factors and risks described elsewhere in this prospectus supplement and in our other filings with the SEC, factors, risks and uncertainties that could cause our actual results to differ substantially from our expectations, including among other things:

  •
  Changes in economic conditions, currency exchange rates or political stability in the major markets where we procure material, components and supplies for the production of our principal products or where our products are produced, distributed or sold (that is, North America, Europe, Latin America and Asia Pacific).

  •
  Shortages of fuel or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to or difficulties in the employment of labor in the major markets where we purchase material, components and supplies for the production of our products or where our products are produced, distributed or sold.

  •
  Significant changes in the competitive environment in the major markets where we purchase material, components and supplies for the production of our products or where our products are produced, distributed or sold.

  •
  Changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates.

  •
  Our ability to achieve reductions in cost and employment levels, to realize production efficiencies and to implement capital expenditures, all at the levels and times planned by management.

        With respect to Hughes, additional risk factors include:

  •
  Economic conditions, product demand and market acceptance, government action, local political or economic developments in or affecting countries where Hughes has operations, ability to obtain export licenses, competition, ability to achieve cost reductions, technological risk, limitations on access to distribution channels, the success and timeliness of satellite launches, in-orbit performance of satellites, ability of customers to obtain financing and the ability of Hughes to access capital to maintain its financial flexibility.

  •
  The in-orbit satellites of Hughes and its 81% owned subsidiary, PanAmSat Corporation, are subject to the risk of failing prematurely due to, among other things, mechanical failure, collision with objects in space or an inability to maintain proper orbit.

  •
  Satellites are subject to the risk of launch delay and failure, destruction and damage while on the ground or during launch, and failure to become fully operational once launched. Delays in the production or launch of a satellite, or the complete or partial loss of a satellite, in-orbit or during launch, could have a material adverse impact on the operation of the businesses of Hughes. While Hughes purchases in-orbit and launch insurance for its satellite fleet to mitigate the potential financial impact of in-orbit and launch failures, the insurance generally does not compensate for business interruption or loss of future revenues or customers. Certain of the insurance policies of Hughes contain exclusions related to known anomalies and Hughes is self-insured for certain other satellites.

  •
  Hughes has in the past experienced technical anomalies on some of its satellites. Service interruptions caused by these anomalies, depending on their severity, could result in claims by affected customers for termination of their transponder agreements, cancellation of other service contracts or the loss of other customers.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RECENT DEVELOPMENTS

2001 Results and Financial Review

        Excluding special items, we earned $1.5 billion, or $3.23 diluted earnings per share of our $1 2/3 par value common stock, on revenues of $177.3 billion in 2001, compared with $5.0 billion, or $8.58 per share, and revenues of $183.3 billion in the prior year. Including special items, we had net income of $601 million, or $1.77 per share, in 2001. This compares with $4.5 billion, or $6.68 per share, in the prior year.

        We earned $255 million, or $0.60 per share, in the fourth quarter of 2001, including the approximately $97 million, or $0.14 per share, unfavorable effect of the currency devaluation in Argentina. This compares with $609 million, or $1.15 per share, in the fourth quarter of 2000, excluding special items. Including special items, we had net income of $89 million or ($1.16) per share in the fourth quarter of 2000. There were no special items in the fourth quarter of 2001.

        For a description of the special items referred to above, see our Current Report on Form 8-K dated January 16, 2002, which is incorporated herein by reference.

GM Automotive

        GM Automotive's income and margin adjusted to exclude special items (adjusted income and margin) was $708 million and 0.5% for 2001, $3.9 billion and 2.7% for 2000, and $4.7 billion and 3.2% for 1999. The decrease in 2001 adjusted income and margin, compared with 2000, was primarily due to a decrease in wholesale sales volume and pricing pressures in North America and Europe. These unfavorable conditions were partially offset by cost structure improvements, also primarily in North America and Europe. The decrease in 2000 adjusted income and margin, compared with 1999, was primarily due to an increase in spending for product development activities, pricing pressures in North America and Europe, a decrease in wholesale sales volume, and unfavorable product mix, primarily in Europe. These unfavorable conditions were partially offset by cost structure improvements, primarily in North America.

        GM Automotive's total net sales and revenues adjusted to exclude special items (adjusted total net sales and revenues) were $140.7 billion, $148.1 billion, and $146.1 billion for 2001, 2000, and 1999, respectively. The decrease in 2001 adjusted total net sales and revenues, compared with 2000, was largely due to lower wholesale volumes and unfavorable net price in North America and Europe. Net price comprehends the percent increase/(decrease) a customer pays in the current period for the same comparably equipped vehicle over the price paid in the previous year's period. The increase in 2000 adjusted total net sales and revenues, compared with 1999, was largely due to growth initiatives, including OnStar and Service Parts Operations, which were partially offset by lower wholesale volumes and unfavorable net price in North America and Europe.

        GM North America's adjusted income was $1.5 billion, $4.4 billion, and $4.6 billion for 2001, 2000, and 1999, respectively. The decrease in 2001 adjusted income from 2000 was primarily due to unfavorable net price of (1.3)% year-over-year and lower wholesale sales volumes. The decrease was partially offset by favorable product mix and improvements in manufacturing costs due to performance efficiencies, material cost savings, and engineering productivity. The decrease in 2000 adjusted income from 1999 was primarily due to unfavorable net price of (0.7)% year-over-year and lower wholesale sales volumes. The decrease was partially offset by improvements in manufacturing costs due to performance efficiencies and material cost savings.

        GM Europe's adjusted loss was $767 million for 2001, compared with an adjusted loss of $257 million and adjusted income of $423 million for 2000 and 1999, respectively. The increase in GM Europe's 2001 adjusted loss from 2000 was due to a continued shift in sales mix from larger, more profitable vehicles to smaller, less profitable entries, as well as a decrease in wholesale sales volume and continued competitive pricing pressures. These decreases were partially offset by improved material and structural cost performance. The decrease in GM Europe's 2000 adjusted income from 1999 was due to the weakening of the European industry, unfavorable sales mix, an increase in competitive pricing pressure, and a decrease in wholesale sales volume which was further impacted by the reduced availability of the new Corsa during the launch period.

        GM Latin America/Africa/Mid-East's adjusted loss was $80 million for 2001, compared with adjusted income of $26 million and an adjusted loss of $81 million for 2000 and 1999, respectively. The decrease in 2001 adjusted earnings, compared with 2000, was primarily due to material cost increases reflecting supplier cost pressures, manufacturing cost increases, and the devaluation of the currency in Argentina. These decreases were partially offset by nominal price increases and an increase in wholesale sales volumes. The increase in 2000 adjusted income, compared with 1999, was primarily due to nominal price increases and an increase in wholesale sales volumes. This was partially offset by an increase in manufacturing costs and material costs.

        GM Asia Pacific's adjusted income was $77 million for 2001 compared with adjusted losses of $233 million and $218 million for 2000 and 1999, respectively. The increase in 2001 adjusted earnings, compared with 2000, was primarily due to GM Asia Pacific's suspension of recording its share of Isuzu's losses. We reduced our investment balance in Isuzu to zero in the second quarter of 2001 and we do not intend to invest any additional capital in Isuzu or guarantee any obligation of Isuzu. In addition, there were equity income improvements from several joint ventures in the region, as well as slightly favorable price increases and increased wholesale sales volume. Increased adjusted losses for 2000 compared with 1999 were primarily due to increased equity losses at Isuzu which were partially offset by increased wholesale sales volumes.

        GM Automotive's effective income tax rate on an adjusted basis was 28.7%, 30.9%, and 31.7% for 2001, 2000, and 1999, respectively. GM Automotive's effective income tax rate on a reported basis was 25.1%, 26.6% and 32.0% for 2001, 2000 and 1999, respectively.

Hughes

        Total adjusted net sales and revenues were $8.3 billion, $8.7 billion, and $7.6 billion for 2001, 2000, and 1999, respectively. The decrease in adjusted net sales and revenues in 2001, compared with 2000, was due to decreased revenues at PanAmSat Corporation (PanAmSat) and Hughes Network Systems (HNS), and as a result of the sale of the satellite systems manufacturing businesses to The Boeing Company on October 6, 2000. The decrease in adjusted net sales and revenues at PanAmSat was primarily due to a decline of new outright sales and sales-type lease transactions executed during 2001 compared to 2000. The decrease in adjusted net sales and revenues at HNS was primarily due to decreased shipments of DIRECTV receiving equipment due primarily to DIRECTV completing the conversion of PRIMESTAR by DIRECTV customers to the high-power DIRECTV service in 2000. These decreases were partially offset by an increase in adjusted net sales and revenues at the Direct-To-Home businesses that resulted from the addition of approximately 1.6 million net new subscribers in the United States and Latin America since December 31, 2000. The increase in adjusted net sales and revenues in 2000 compared with 1999 resulted from growth in the DIRECTV businesses from the addition of more than 2.3 million net new subscribers in the United States and Latin America from December 31, 1999 to December 31, 2000. PanAmSat also contributed to the increase in adjusted net sales and revenues primarily due to increased revenues from outright sales and sales-type lease transactions executed during 2000.

        Hughes' adjusted losses were $525 million, $303 million, and $105 million for 2001, 2000, and 1999, respectively. The increase in 2001 adjusted loss, compared with 2000, was primarily due to lower profits in 2001 from sales and sales-type lease transactions and higher operating costs at PanAmSat, increased costs associated with the rollout of new DIRECWAY services, lower profits resulting from decreased shipments of DIRECTV receiving equipment at HNS, the added cost of DIRECTV Broadband, and increased depreciation and amortization expense due to various acquisitions in 2001 and capital expenditures for satellites and property. The increase in 2000 adjusted loss, compared with 1999, was primarily due to higher marketing costs at the Direct-To-Home businesses, increased depreciation and amortization expense due to 1999 acquisitions and additions to satellites and property, as well as increased interest expense as a result of increased average outstanding borrowings throughout the year.

GMAC

        GMAC's adjusted income was $1.8 billion, $1.6 billion, and $1.5 billion for 2001, 2000, and 1999, respectively. Income from automotive and other financing operations totaled $1.3 billion, $1.1 billion, and $1.1 billion in 2001, 2000, and 1999, respectively. The increase in adjusted income in 2001, compared with 2000, was primarily due to lower market interest rates and increased asset levels. These increases were partially offset by weakness in off-lease residual values, higher credit losses, and wider borrowing spreads that occurred in the wake of negative rating agency actions. In 2000, compared to 1999, increased financing volumes and asset levels were offset by the negative impact from the higher level of market interest rates. Income from insurance operations totaled $200 million, $220 million, and $210 million in 2001, 2000, and 1999, respectively. The decrease in income in 2001, compared with 2000, was primarily due to a reduction in capital gains reflecting the general weakness in the equity markets. This decrease was partially offset by improved underwriting results. The increase in income in 2000, compared with 1999, was primarily due to improved operating results, higher investment income, and capital gains. Income from mortgage operations totaled $331 million, $327 million, and $260 million in 2001, 2000, and 1999, respectively. The increase in income in 2001, compared with 2000, was primarily due to strong origination volumes which kept pace with the large run-off of home mortgages that occurred during periods of high refinancing activity. The strong year-over-year performance in 2000, compared with 1999, reflects the benefit of strong international growth, lower cost of servicing, and increased mortgage originations during the second half of 2000.

        Automotive and other financing revenue totaled $15.1 billion in 2001, compared with $15.5 billion and $13.8 billion for 2000 and 1999, respectively. The decrease in revenue in 2001 was primarily due to a decline in asset earning rates during 2001, operating lease assets, and wholesale receivables, which were partially offset by an increase in retail receivables. The increase in 2000, compared with 1999, was mainly due to higher average retail, wholesale, and commercial and other loan receivable balances. Net premiums earned from insurance operations totaled $2.0 billion, $1.9 billion, and $1.8 billion in 2001, 2000, and 1999, respectively. The increase in 2001, compared with 2000, was primarily due to expanding customer relationships in assumed reinsurance business and strong volume in dealer vehicle inventory insurance. The increase in 2000, compared with 1999, was due to premium growth across all business lines. Mortgage revenue totaled $5.3 billion, $3.9 billion, and $3.0 billion in 2001, 2000, and 1999, respectively. The increase in revenue in 2001, compared with 2000 and 1999, was primarily attributed to stronger lending volumes, loan originations, and an increase in the servicing portfolio reflecting significant refinancing activity prompted by the decline in interest rates observed throughout most of 2001. Other income, including gains and fees related to sold finance receivables, totaled $3.0 billion, $2.4 billion, and $1.7 billion in 2001, 2000, and 1999, respectively. The increase in 2001, compared with 2000, was primarily the result of increased income from increased securitization levels of retail and wholesale receivables. Additionally, interest income increased due to the increase in cash and cash equivalents in 2001. The increase in 2000, compared to 1999, was primarily attributable to increases in interest and servicing fees, factoring commissions, and other servicing fees.

Earnings Per Share and Balance Sheet Initiatives

        We are pursuing a number of strategic initiatives designed to improve our normalized earnings per share (excluding Hughes) by mid-decade. We will pursue this goal by implementing actions designed to improve our market share, product mix and net price retention, reduce our structural (including research), material, labor and legacy costs, and improve the profitability of GMAC, our overseas operations and those of OnStar and Service Parts Operations. In addition, we plan to strengthen our balance sheet by generating additional cash flow as a result of the Hughes separation transactions, financing activities, reductions in capital spending, further working capital improvements, improved cash flow from our automotive operations and the sale of non-core assets. Our ability to implement these initiatives successfully is subject to a number of risks and uncertainties. See "Risk Factors" and "Forward-Looking Statements."

Hughes/EchoStar Separation Transactions

        On October 28, 2001, we and our wholly-owned subsidiary, Hughes, together with EchoStar Communications Corporation, announced the signing of definitive agreements that, subject to stockholder approval, regulatory clearance and certain other conditions, provide for the split-off of Hughes from us and the subsequent merger of Hughes with EchoStar. These transactions are designed to address strategic challenges currently facing Hughes and to provide us with liquidity and value, which are anticipated to help support our credit position after the transactions.

        The split-off of Hughes from us would occur by means of a distribution to the holders of our Class H common stock of one share of Class C common stock of a Hughes holding company (which will own all of the stock of Hughes at the time of the split-off) in exchange for each share of our Class H common stock held immediately prior to the split-off. Immediately following this split-off, Hughes and EchoStar would be combined in the Hughes/EchoStar merger to form new EchoStar. Each share of the Hughes holding company Class C common stock would remain outstanding and become a share of Class C common stock of new EchoStar. Holders of Class A and Class B common stock of EchoStar would receive 1/0.73, or about 1.3699 shares of stock of the merged entity in exchange for each share of Class A or Class B common stock of EchoStar held prior to the Hughes/EchoStar merger.

        The transactions are planned in a manner that will not result in the recapitalization of our Class H common stock into our $1 2/3 par value common stock at a 120% exchange ratio, as currently provided for under certain circumstances in our Restated Certificate of Incorporation, as amended. Our $1 2/3 par value common stock would remain outstanding and would be our only class of common stock after the transactions.

        As part of the transactions, we would receive up to $4.2 billion in cash for the reduction of our approximately 30% retained economic interest in Hughes. In addition, we currently plan to achieve additional liquidity with respect to a portion of our retained economic interest in Hughes, represented by up to 100 million shares of our Class H common stock (or, after the transactions, new EchoStar Class C common stock), including by exchanging such shares for our outstanding obligations. Following these transactions, subject to IRS approval, and based on a number of assumptions, we currently expect to retain an interest in the merged entity.

        The Hughes/EchoStar transactions are subject to a number of conditions, including approval by a majority of our $1 2/3 and Class H stockholders, each voting separately as a distinct class and also voting together as a single class based on their respective per share voting power. The proposed transactions also are subject to anti-trust clearance and approval by the Federal Communications Commission. In addition, the transactions are contingent upon the receipt of a favorable ruling from the IRS that the separation of Hughes from us will be tax-free to us and our stockholders for U.S. federal income tax purposes. The transactions are currently expected to close in the second half of 2002.

        We have agreed with Hughes and EchoStar that, in the event that the separation transactions do not occur because certain specified regulatory clearances or approvals have not been obtained or other conditions have not been satisfied, EchoStar will be required to purchase Hughes' interest in PanAmSat Corporation for an aggregate purchase price of approximately $2.7 billion, which is payable, depending on the circumstances, solely in cash or in a combination of cash and either debt or equity securities of EchoStar. In addition, in the event that the separation transactions do not occur because certain specified regulatory clearances or approvals relating to U.S. antitrust and/or federal communication commission matters have not been satisfied, EchoStar will be required to pay a $600 million termination fee to Hughes.

        If our stockholders approve the transactions, and if we receive the IRS ruling and the above-mentioned regulatory approvals, the financial results of Hughes will be reported as discontinued operations in our consolidated financial statements. We would record a dividend of up to $4.2 billion as a reduction in our investment in Hughes. We would record the split-off of Hughes at fair value and would recognize a gain based on an implied exchange ratio of 0.73 shares of EchoStar Class A common stock in exchange for each share of our Class H common stock, which is the inverse of the exchange ratio in the Hughes/EchoStar merger of 1/0.73, or about 1.3699 shares of New EchoStar Class A or Class B common stock in exchange for each share of EchoStar Class A or Class B common stock. Based upon the closing price of EchoStar Class A common stock at $27.47 per share on December 31, 2001, we would value the Hughes' equity at $27.6 billion, with a resulting after-tax gain of approximately $14.4 billion based on the net book value of Hughes at December 31, 2001. In addition, GM currently anticipates that as a result of the split-off there would be a reduction of GM stockholders' equity of approximately $3.2 billion based on stock prices at December 31, 2001. The actual gain or loss, as well as the actual impact to stockholders' equity, would be higher or lower depending on the actual EchoStar Class A common stock price at the time that the transactions close. Depending upon whether shares of our Series H 6.25% Automatically Convertible Preference Stock held by America Online, Inc. (AOL) have converted to our Class H common stock prior to the closing, as they would mandatorily at June 24, 2002, the gain, assuming the same December 31, 2001 stock prices, could be increased by approximately 10%.

USE OF PROCEEDS

        We will use the net proceeds (approximately $3,237,300,000 after deducting underwriting discounts and commissions, or approximately $3,678,750,000 after deducting such discounts and commissions if the underwriters exercise their over-allotment options in full) for general corporate purposes, including the repayment of existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents the ratio of our earnings to fixed charges for the periods indicated:

Nine Months Ended September 30,
		Years Ended December 31,
2001
	2000	2001	2000	1999	1998	1997
1.16	1.89	1.15	1.71	2.12	1.72	2.22

        We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges for us and our consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our $1 2/3 par value common stock is currently listed on the New York Stock Exchange under the symbol "GM." The following table contains, for the periods indicated, the high and low sale prices per share of our $1 2/3 par value common stock, as reported on the New York Stock Exchange composite tape and the cash dividend per share on such common stock.

	High	Low	Dividend
2000
First Quarter	$88.13	$70.75	$0.50
Second Quarter	94.63	57.25	0.50
Third Quarter	76.73	56.94	0.50
Fourth Quarter	68.25	48.44	0.50
2001
First Quarter	$59.48	$50.25	$0.50
Second Quarter	64.89	50.20	0.50
Third Quarter	67.80	39.17	0.50
Fourth Quarter	53.22	40.52	0.50
2002
First Quarter (through February 28, 2002)	$55.80	$47.92	$0.50

        There were 442,637 holders of record of our $1 2/3 par value common stock as of February 19, 2002.

        As of February 28, 2002, the last reported sale price of our $1 2/3 par value common stock on the New York Stock Exchange was $52.98.

        Our payment of dividends in the future will be determined by our board of directors and will depend on business conditions, our financial condition, our earnings and other factors. See "Description of Common Stock — Dividends" in the accompanying prospectus. In any event, you will not be entitled to receipt of dividends on the underlying shares of our $1 2/3 par value common stock prior to the conversion of your debentures.

CAPITALIZATION

        The following table sets forth our actual consolidated capitalization at September 30, 2001 and our capitalization as adjusted to give effect to this offering, assuming no exercise of the overallotment options for the debentures. The following table should be read in conjunction with our consolidated financial statements (including the notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which are incorporated into this document by reference.

	As of September 30, 2001
	Actual	As Adjusted
	(in millions)
Total Debt(1)	$155,910	$159,210
Minority Interests	700	700
Stockholders' Equity
GM common stock
GM $1 2/3 par value common stock	924	924
GM Class H common stock	88	88
Capital surplus (principally additional paid-in capital)	21,330	21,330
Retained earnings	9,565	9,565

Subtotal	31,907	31,907
Accumulated foreign currency translation adjustments	(2,825)	(2,825)
Net unrealized loss on derivatives	(392)	(392)
Net unrealized gains on securities	179	179
Minimum pension liability adjustment	(45)	(45)

Total stockholders' equity	28,824	28,824

Total capitalization	$185,434	$188,734

	Historical	As Adjusted
	(in billions)
Amount Available for the Payment of Dividends
GM $1 2/3 par value common stock	9.9	9.8
GM Class H common stock	19.5	19.5

Total	$29.4	$29.3

(1)
Calculated as the sum of Loans payable and Long-term debt for Automotive, Communications Services and Other Operations plus Debt for Financing and Insurance Operations.

SELECTED FINANCIAL DATA

        The following statement of operations data for each of the three years in the period ended December 31, 2000 and the balance sheet data as of December 31, 2000 and 1999 have been derived from our consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus, which have been audited by Deloitte & Touche LLP, independent auditors. The statement of operations data for the years ended December 31, 1997 and 1996 and the balance sheet data as of December 31, 1998, 1997 and 1996 have been derived from our audited consolidated financial statements which have not been incorporated into this document by reference.

        The statement of operations for the nine-month periods ended September 30, 2001 and 2000 and the balance sheet data as of September 30, 2001 and 2000 have been derived from our unaudited consolidated financial statements which have been incorporated into this document by reference.

        You should read the table below in conjunction with our consolidated financial statements (including the notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which are incorporated into this document by reference.

	As of and for nine months ended September 30,		As of and for the years ended December 31,
	2001	2000	2000	1999	1998	1997	1996
			(in millions, except per share amounts)
Statement of Operations Data:
Total net sales and revenues	$131,310	$138,291	$184,632	$176,558	$155,445	$172,580	$158,281
Total costs and expenses	130,166	131,558	177,468	167,511	150,501	165,011	152,841

Income from continuing operations before income taxes and minority interests	1,144	6,733	7,164	9,047	4,944	7,569	5,440
Income tax expense	588	2,148	2,393	3,118	1,636	1,025	1,464
Equity income/(loss) and minority interests	(210)	(222)	(319)	(353)	(259)	(61)	124

Income from continuing operations	346	4,363	4,452	5,576	3,049	6,483	4,100
Income (loss) from discontinued operations	—	—	—	426	(93)	215	863

Net Income	346	4,363	4,452	6,002	2,956	6,698	4,963
Dividends on preference stocks	(76)	(83)	(110)	(80)	(63)	(98)	(81)

Earnings attributable to common stocks	$270	$4,280	$4,342	$5,922	$2,893	$6,600	$4,882

Earnings Per Share:
$1 2/3 par value common stock(1)
Basic earnings per share (EPS) from continuing operations	$1.18	$7.51	$6.80	$8.70	$4.40	$8.52	$5.08
Diluted EPS from continuing operations	1.16	7.37	6.68	8.53	4.32	8.45	5.04
Cash dividends declared per share	1.50	1.50	2.00	2.00	2.00	2.00	1.60
Balance Sheet Data:
Cash and cash equivalents(2)	$7,899	$9,351	$9,119	$9,730	$9,728	$9,696	$12,349
Current assets(2)	39,161	43,271	41,147	41,909	40,399	39,326	40,641
Total assets	314,844	297,245	303,100	274,730	246,688	221,767	216,965
Current liabilities(2)	57,739	55,107	55,740	53,100	46,110	44,681	40,796
Long-term debt(2)	9,320	8,245	7,410	7,415	7,118	5,669	5,352
Minority interests	700	670	707	596	563	671	65
Stockholders' equity	28,824	31,515	30,175	20,644	15,052	17,584	23,413

(1)
Earnings per share attributable to our Class H common stock are determined based on the relative amounts of Hughes net income available for the payment of dividends to holders of our Class H common stock and to holders of our $1 2/3 par value common stock
(2)
Amounts represent our automotive, communications services and other operations only.

DESCRIPTION OF SERIES A DEBENTURES

General

        The following description of the particular terms of the 4.50% Series A Convertible Senior Debentures Due 2032 (the "Series A debentures") offered hereby supplements, and to the extent that the terms are inconsistent, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The following description is a summary of the material provisions of the Series A debentures. It does not restate the terms of the Series A debentures in their entirety. The terms of the Series A debentures, and not this description, define your rights as a holder of the Series A debentures.

        The Series A debentures offered hereby will be issued in an aggregate principal amount of $1,000,000,000 (or $1,150,000,000 if the underwriters exercise their right to purchase additional Series A debentures in full) pursuant to an indenture dated as of December 5, 1995, between us and Citibank, N.A., as trustee (the "trustee"), as supplemented (the "indenture"). The indenture is more fully described in the accompanying prospectus. The Series A debentures have been authorized and approved by resolution of our Board of Directors.

        The indenture and Series A debentures are governed by, and construed in accordance with, the laws of the State of New York, United States.

        The Series A debentures will be unsecured obligations of ours and will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of ours. The Series A debentures will be issued only in denominations of $25.00 and multiples of $25.00. The Series A debentures will mature on March 6, 2032 unless earlier converted, redeemed at our option or repurchased at the holder's option upon an optional repurchase date.

        The Series A debentures will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, from March 6, 2002, or from the most recent date to which interest has been paid or provided for, at a rate of 4.50% per annum. Interest is payable semiannually in arrears in cash on March 1 and September 1 of each year, the first payment to be made on September 1, 2002, to the person in whose name the Series A debentures are registered at the close of business on the fifteenth day of the month preceding such March 1 or September 1 (each, a "record date"), except that if the Series A debentures are to be redeemed by us or purchased by us at the option of the holder on a date that falls on or after a record date and prior to the corresponding interest payment date, we will pay the accrued and unpaid interest payable on such date to the holder that tenders the Series A debentures for redemption or purchase, as the case may be. Payment of interest on the Series A debentures will include interest accrued through the day before the applicable interest payment date (or purchase or redemption date, as the case may be).

        If any March 1 or September 1 falls on a day that is not a business day (as defined below), then payment of interest will be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delay in payment.

        The Series A debentures will be issued in book-entry form. See "Book-Entry, Delivery and Form" in the accompanying prospectus.

Conversion of Series A Debentures

        Holders may convert Series A debentures, in whole or in part, into shares of our $1 2/3 par value common stock prior to the final maturity date of the Series A debentures, subject to prior redemption or repurchase of the Series A debentures, under the circumstances described below. The number of shares of our $1 2/3 par value common stock that a holder will receive upon conversion of Series A debentures will be determined by multiplying the number of $25.00 principal amount of Series A debentures to be converted by the conversion rate on the date of conversion. The initial conversion rate for the Series A debentures is 0.3561 shares of our $1 2/3 par value common stock per $25.00 principal amount of the Series A debentures. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest. A holder may convert Series A debentures in part so long as the part being converted is $25.00 principal amount or an integral multiple of $25.00. If a holder exercises the option to require us to repurchase the Series A debentures, those Series A debentures may be converted only if the holder withdraws the repurchase notice as described below under "Repurchase of Series A Debentures at Option of the Holder."

        Prior to 5:00 p.m. New York City time on March 6, 2032, a holder may convert Series A debentures into our $1 2/3 par value common stock only under the following circumstances:

  •
  during any fiscal quarter commencing after March 31, 2002, if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or

  •
  during the five business day period after any nine consecutive trading day period in which the trading price of the Series A debentures for each day of such period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures (the "Series A 95% Trading Exception"); provided, however, that if on the date of any conversion pursuant to the Series A 95% Trading Exception the closing sale price of our $1 2/3 par value common stock is greater than the conversion price, then a holder will receive, in lieu of our $1 2/3 par value common stock based on the conversion price, cash or our $1 2/3 par value common stock or a combination of both, at our option, with a value equal to the principal amount of its Series A debentures plus accrued interest as of the conversion date ("Series A Principal Value Conversion"); or

  •
  if the Series A debentures have been called for redemption, from the date of the notice of redemption until the close of business on the business day immediately preceding the redemption date; or

  •
  upon the occurrence of the corporate events described below under "Conversion Upon Specified Corporate Events."

        In lieu of delivery of shares of our $1 2/3 par value common stock upon conversion of any Series A debentures (for all or any portion of the such converted Series A debentures), we may elect to pay holders surrendering Series A debentures an amount in cash per Series A debenture equal to (1) the average closing sale price of our $1 2/3 par value common stock for the five consecutive trading days immediately following the date of our notice of our election to deliver cash as described below multiplied by (2) the number of shares of our $1 2/3 par value common stock the holder would otherwise be entitled to receive upon conversion. On a selective basis, we may also pay cash in lieu of shares of our $1 2/3 par value common stock in the event that the issuance of such common stock is prohibited by law. We will inform holders through the trustee no later than two business days following the conversion date of our election to pay cash in lieu of the delivery of shares. We may not change our election with respect to the consideration to be delivered upon conversion of a Series A debenture once we have provided the notice described above. Any such cash payment will be delivered to holders on the second business day after the fifth trading day following the date of our notice of our election to pay cash in lieu of delivering shares.

        Prior to the conversion of your Series A debentures into our $1 2/3 par value common stock, you will not be entitled to any rights as a holder of such common stock, including among other things the right to vote and to receive dividends and notices of stockholder meetings.

        The "closing sale price" of our $1 2/3 par value common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the closing bid and ask prices) on such date as reported on the NYSE or, if our $1 2/3 par value common stock is not listed on the NYSE, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the NASDAQ National Market. The closing sale price will be calculated without reference to extended or after-hours trading. In the absence of such a quotation, we will determine the closing sale price on the basis of such quotations as we consider appropriate. The "conversion price" per share of our $1 2/3 par value common stock on any date will equal the $25.00 principal amount of a Series A debenture divided by the conversion rate as of that date.

        "Trading day" means a day during which trading in our $1 2/3 par value common stock occurs regular way on the NYSE or, if our $1 2/3 par value common stock is not listed on the NYSE, on the principal other national or regional securities exchange on which our $1 2/3 par value common stock is then listed or, if our $1 2/3 par value common stock is not listed on a national or regional securities exchange, as reported by the NASDAQ National Market or, if our $1 2/3 par value common stock is not so reported, as reported on the principal other market on which our $1 2/3 par value common stock is then traded.

        "Business day" means each day of the year other than a Saturday or Sunday on which banking institutions in The City of New York are not authorized or obligated to close.

Conversion Upon Satisfaction of Market Price Condition

        A holder may surrender Series A debentures for conversion into our $1 2/3 par value common stock prior to final maturity during any fiscal quarter commencing after March 31, 2002, if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price in effect for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter.

Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender Series A debentures for conversion into our $1 2/3 par value common stock prior to maturity during the five business day period after any nine consecutive trading day period in which the trading price of the Series A debentures (as determined following a request by a holder of the Series A debentures in accordance with the procedures described below) for each day of that period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures; provided, however, that if on the date of any conversion pursuant to the Series A 95% Trading Exception the closing sale price of our $1 2/3 par value common stock is greater than the conversion price, then a holder will receive, in lieu of our $1 2/3 par value common stock based on the conversion price, cash or our $1 2/3 par value common stock or a combination of both, at our option, with a value equal to the principal amount of the Series A debentures plus accrued interest as of the conversion date. If a holder surrenders Series A debentures for conversion and it is a Series A Principal Value Conversion, we will notify the holder by the second trading day following the date of conversion whether we will pay the principal amount plus accrued interest in cash, our $1 2/3 par value common stock or a combination of cash and our $1 2/3 par value common stock, and in what percentage. Any shares of our $1 2/3 par value common stock delivered upon a Series A Principal Value Conversion will be valued at the greater of (x) the conversion price on the conversion date and (y) the closing sale price on the third trading day after the conversion date. We will pay any portion of the principal amount plus accrued interest to be paid in cash on the third trading day after the conversion date. With respect to any portion of the principal amount plus accrued interest to be paid in our $1 2/3 par value common stock, we will deliver the $1 2/3 par value common stock on the fourth trading day following the conversion date.

        The "trading price" of the Series A debentures on any date of determination means the average of the secondary market bid quotations per Series A debenture obtained by the conversion agent for $10,000,000 principal amount of the Series A debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the conversion agent, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Series A debentures from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series A debentures, then the trading price of the Series A debentures will be deemed to be less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures. The conversion agent shall have no obligation to determine the trading price of the Series A debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the Series A debentures would be less than 95% of the product of the closing sale price of our $1 2/3 par value common stock and the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures. At this time, we shall instruct the conversion agent to determine the trading price of the Series A debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our $1 2/3 par value common stock and the number of shares issuable upon conversion of $25.00 principal amount of the Series A debentures.

Conversion Upon Notice of Redemption

        If we call Series A debentures for redemption, a holder may convert the Series A debentures from the date of the notice of redemption until the close of business on the business day immediately preceding the redemption date, after which time the right to convert will expire unless we default in the payment of the redemption price.

Conversion Upon Specified Corporate Events

        If we elect to:

  •
  distribute to all holders of our $1 2/3 par value common stock certain rights entitling them to purchase, for a period expiring within 45 days, our $1 2/3 par value common stock at less than the then current market price (measured by averaging the closing sale prices of our $1 2/3 par value common stock for the 10 trading days preceding the date of the first public announcement of such distribution); or

  •
  distribute to all holders of our $1 2/3 par value common stock, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of our $1 2/3 par value common stock on the day preceding the date of the first public announcement of such distribution;

  we must notify the holders at least 10 days prior to the ex-dividend date for such distribution. Once we have given such notice, the holders may surrender Series A debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place. No adjustment to the conversion price or the ability of a holder of a Series A debenture to convert will be made if the holder would otherwise participate in such distribution without conversion.

        In addition, if

  •
  we are a party to a consolidation, merger or sale of all or substantially all of our assets;

  •
  we are not the resulting or surviving entity;

  •
  the transaction is not with one of our affiliates; and

  •
  after the transaction, either

  •
  more than 50% of the surviving or resulting entity's total voting power is not held by our pre-transaction shareholders, or

  •
  more than 50% of the surviving or resulting entity's directors were not directors of ours or approved by our pre-transaction board of directors,

then holders may surrender Series A debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until and including the date that is 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or sale of all or substantially all of our assets, in each case pursuant to which our $1 2/3 par value common stock is converted into cash, securities or other property, then at the effective time of the transaction, a holder's right to convert a Series A debenture into our $1 2/3 par value common stock will be changed into a right to convert it into the kind and amount of cash, securities and other property that a holder would have received if the holder had converted Series A debentures immediately prior to the transaction. See "Conversion Rate Adjustments" below.

Conversion Procedures

        The conversion rate for the Series A debentures is 0.3561 shares of our $1 2/3 par value common stock per $25.00 principal amount of the Series A debentures, subject to adjustment as described below.

        We will not issue fractional shares of our $1 2/3 par value common stock upon conversion of Series A debentures. Instead, we will pay cash based on the closing sale price of our $1 2/3 par value common stock on the trading day prior to the conversion date. Except in connection with a Series A Principal Value Conversion, holders will not receive any payment (whether in cash or stock) on conversion of a Series A debenture representing accrued interest. Instead, accrued interest will be deemed to be cancelled, extinguished and forfeited upon conversion. Consequently, our delivery of the fixed number of shares of our $1 2/3 par value common stock into which the Series A debenture is convertible, together with the cash payment, if any, in lieu of a fractional share of our $1 2/3 par value common stock, will be deemed to satisfy our obligation to pay the principal amount of the Series A debenture. We will not adjust the conversion rate to account for accrued interest.

        If any Series A debenture is tendered for conversion during the period after a record date for an interest payment date to but excluding the corresponding interest payment date, then unless that Series A debenture has been called for redemption on a redemption date that occurs during such period (in which case, we will not be required to pay interest on such interest payment date with respect to that Series A debenture), the Series A debentures must be accompanied by funds equal to the interest payable on that interest payment date on the principal amount so converted. The holder, however, will not be required to make any such payment to the extent any overdue interest exists at the time of conversion with respect to such Series A debenture.

        To convert Series A debentures into our $1 2/3 par value common stock a holder must:

  •
  if certificated Series A debentures have been issued, complete and manually sign the conversion notice on the back of the debenture or a facsimile of the conversion notice, deliver this notice to the conversion agent and surrender the Series A debentures to the conversion agent (or, if

    Series A debentures are not certificated, comply with the procedures of the Depository Trust Company ("DTC"));

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date a holder complies with all of these requirements is the conversion date under the indenture.

Conversion Rate Adjustments

        We will adjust the conversion rate if any of the following events occurs:

  •
  We issue to all holders of our $1 2/3 par value common stock such stock as a dividend or distribution on our $1 2/3 par value common stock.

  •
  We issue to all holders of our $1 2/3 par value common stock in-the-money rights or warrants to purchase our $1 2/3 par value common stock that are exercisable for not more than 45 days.

  •
  We subdivide or combine our $1 2/3 par value common stock.

  •
  We distribute to all holders of our $1 2/3 par value common stock, shares of our capital stock, evidences of indebtedness or assets, including securities but excluding:

  •
  rights or warrants specified above;

  •
  dividends or distributions specified above; and

  •
  cash distributions.

  •
  We distribute cash to all holders of our $1 2/3 par value common stock, excluding

  •
  any dividend or distribution in connection with our liquidation, dissolution or winding up; or

  •
  any quarterly cash dividend on our $1 2/3 par value common stock to the extent that the aggregate cash dividend per share of our $1 2/3 par value common stock in any quarter does not exceed the greater of:

  •
  the amount per share of our $1 2/3 par value common stock of the next preceding quarterly cash dividend on our $1 2/3 par value common stock to the extent that such quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause, as adjusted to reflect subdivisions or combinations of our $1 2/3 par value common stock; and

  •
  3.75% of the average of the closing sale prices of our $1 2/3 par value common stock during the ten trading days immediately prior to the declaration date of the dividend.

    If an adjustment is required to be made under this clause as a result of a distribution that is a quarterly dividend, the adjustment would be based upon the amount by which the distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this clause. If an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly dividend, the adjustment would be based upon the full amount of the distribution.

  •
  We or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our $1 2/3 par value common stock to the extent that the cash and value of any other consideration included in the payment per share of our $1 2/3 par value common stock exceeds the closing sale price per share of our $1 2/3 par value common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        We will not adjust the conversion rate for any other event, including as a result of the Hughes separation transactions to the extent those transactions do not include any distribution of cash or securities on our $1 2/3 par value common stock. See "Recent Developments — Hughes/EchoStar Separation Transactions."

        In the event of:

  •
  any reclassification of our $1 2/3 par value common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale, lease or conveyance to another person or entity of all or substantially all of our property and assets;

  in which holders of our $1 2/3 par value common stock would be entitled to receive stock, other securities, other property, assets or cash for their $1 2/3 par value common stock, then, upon conversion of their Series A debentures, holders will be entitled to receive the same type of consideration that they would have been entitled to receive if they had converted the Series A debentures into our $1 2/3 par value common stock immediately prior to any of these events.

        Holders may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of our $1 2/3 par value common stock or in certain other situations requiring a conversion rate adjustment. See "Certain United States Federal Income Tax Consequences."

        We may, from time to time, increase the conversion rate for a period of at least 20 days. Our determination to increase the conversion rate will be conclusive. We will give holders at least five business days' notice of any increase in the conversion rate. We may also increase the conversion rate if we deem it advisable to avoid or diminish any income tax to holders of our $1 2/3 par value common stock resulting from any stock or rights distribution. See "Certain United States Federal Income Tax Consequences."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate.

Optional Redemption by General Motors

        The Series A debentures are not entitled to any sinking fund. At any time on or after March 6, 2007, we may redeem the Series A debentures, in whole or in part, for an amount in cash equal to 100% of the sum of:

  •
  their principal amount; and

  •
  any accrued and unpaid interest to and including the date of redemption.

        If less than all of the outstanding Series A debentures are to be redeemed, the trustee will select the Series A debentures to be redeemed in principal amounts of $25.00 or multiples of $25.00 in compliance with the requirements of the principal national securities exchange, if any, on which the Series A debentures are listed, or, if the Series A debentures are not listed on a national securities exchange, then by lot, pro rata or by such other method directed by us. The trustee will make that selection not more than 45 days before the redemption date. If a portion of a holder's Series A debentures is selected for partial redemption and a holder converts a portion of the Series A debentures, the converted portion will be deemed to be part of the portion selected for redemption. We may not redeem the Series A debentures in part if we have failed to pay any interest on the Series A debentures and such failure to pay is continuing.

        We will mail notices of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption to each registered holder of Series A debentures to be redeemed at its registered address.

Repurchase of Series A Debentures at Option of the Holder

        Holders have the right to require us to repurchase the Series A debentures on March 6, 2007, March 6, 2012, March 6, 2017, March 6, 2022 and March 6, 2027, or, if any of those days is not a business day, on the next succeeding business day. We will be required to repurchase any outstanding Series A debenture for which the holder properly delivers a written repurchase notice to the paying agent, subject to certain additional conditions. The paying agent will initially be the trustee. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 24 business days prior to the repurchase date until the close of business on the fourth business day prior to the repurchase date. A holder may, without our consent, withdraw its repurchase notice at any time up to, and including, the close of business on the fourth business day prior to the repurchase date. On or after the third business day, a holder needs our consent to withdraw its repurchase notice, and we may withhold our consent for any reason. If a repurchase notice is properly withdrawn, we will not repurchase the Series A debentures listed in the notice. Once a repurchase notice is given, a holder may not convert its Series A debenture until it is properly withdrawn.

        The repurchase price payable for a Series A debenture will be equal to the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. We may, at our option, elect to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or any combination thereof. For a discussion of the tax treatment of a holder receiving cash, shares of our $1 2/3 par value common stock or any combination thereof, see "Certain United States Federal Income Tax Consequences."

        We must give notice of an upcoming repurchase date to all holders not less than 24 business days prior to the repurchase date at their addresses shown in the register of the registrar. This notice will state among other things:

  •
  the repurchase price;

  •
  whether we will pay the repurchase price of Series A debentures in cash or shares of our $1 2/3 par value common stock or any combination thereof, specifying the percentages of each;

  •
  if we elect to pay in shares of our $1 2/3 par value common stock, the method of calculating the market price of our $1 2/3 par value common stock; and

  •
  the procedures that holders must follow to require us to repurchase their Series A debentures.

        The repurchase notice from the holder must state:

  •
  if certificated Series A debentures have been issued, the Series A debenture certificate numbers (or, if Series A debentures are not certificated, the repurchase notice must comply with appropriate procedures of DTC);

  •
  the portion of the principal amount of Series A debentures to be repurchased, which must be in $25.00 multiples;

  •
  that the Series A debentures are to be repurchased by us pursuant to the applicable provisions of the Series A debentures and the indenture; and

  •
  in the event we elect, pursuant to the notice that we are required to give, to pay the repurchase price in our $1 2/3 par value common stock, in whole or in part, but the repurchase price is ultimately to be paid to holders entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in our $1 2/3 par value common stock is not satisfied prior to the close of business on the repurchase date, as described below, whether holders elect:

  (1)
  to withdraw the repurchase notice as to some or all of the Series A debentures to which it relates; or

  (2)
  to receive cash in such event in respect of the entire repurchase price for all the Series A debentures or portions of the Series A debentures subject to such repurchase notice (in the case of a failure to make an election, this option will be deemed to have been chosen).

        Holders may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent up to the close of business on the fourth business day prior to the repurchase date. Any withdrawal notice must state:

  •
  the principal amount of the withdrawn Series A debentures;

  •
  if certificated Series A debentures have been issued, the certificate numbers of the withdrawn Series A debentures (or, if Series A debentures are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        If we elect to pay the repurchase price, in whole or in part, in shares of our $1 2/3 par value common stock, the number of shares of common stock that we will deliver shall be equal to the portion of the repurchase price to be paid on our $1 2/3 par value common stock divided by the average of the closing sale prices of our $1 2/3 par value common stock during the five-trading day period ending on, but not including, the third business day prior to the repurchase date.

        We will pay cash based on the closing sale price for all fractional shares of our $1 2/3 par value common stock in the event we elect to deliver our $1 2/3 par value common stock in payment, in whole or in part, of the repurchase price.

        Upon determination of the actual number of shares of our $1 2/3 par value common stock to be issued upon repurchase of Series A debentures in accordance with the foregoing provisions, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or publish the information on our web site or through such other public medium as we may use at the time.

        In addition to the above conditions, our right to repurchase Series A debentures, in whole or in part, with our $1 2/3 par value common stock is subject to our satisfying various conditions, including:

  •
  the registration of our $1 2/3 par value common stock under the Securities Act and the Exchange Act, in each case, if required;

  •
  listing of our $1 2/3 par value common stock on the NYSE or other national securities exchange or the quotation system on which our $1 2/3 par value common stock is then listed or traded; and

  •
  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied with respect to a holder prior to the close of business on the repurchase date, we will be required to pay the repurchase price of the Series A debentures of the holder entirely in cash.

        Payment of the repurchase price for a Series A debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Series A debenture, together with necessary endorsements, to the paying agent at its office in New York City, New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the Series A debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Series A debenture. If the paying agent holds money or securities sufficient to pay the repurchase price of the Series A debenture on the business day following the repurchase date, then, on and after the repurchase date:

  •
  the Series A debenture will cease to be outstanding;

  •
  stated interest on the Series A debentures will cease to accrue; and

  •
  all other rights of the holder will terminate.

        This will be the case whether or not book-entry transfer of the Series A debenture has been made or the Series A debenture has been delivered to the paying agent, and all other rights of the Series A debenture holder will terminate, other than the right to receive the repurchase price upon delivery of the Series A debenture.

        We will comply with any tender offer rules under the Exchange Act that may be applicable at the time of our offer to repurchase the Series A debentures.

Redemption at Option of the Holder Upon a Fundamental Change

        If a fundamental change of General Motors occurs at any time prior to the maturity of the Series A debentures, you may require us to redeem your Series A debentures, in whole or in part, on a repurchase date that is 30 days after the date of our notice of the fundamental change. We will mail to all record holders a notice of a fundamental change of General Motors within 10 days after it has occurred. This notice shall contain substantially the same information as the notice we are required to give above under the caption "Repurchase of Series A Debentures at Option of the Holder."

        We will redeem the Series A debentures at a price equal to 100% of the principal amount to be redeemed, plus accrued interest to but excluding the repurchase date. If the repurchase date is an interest payment date, we will pay interest to the record holder on the relevant record date.

        The redemption price for the Series A debentures will be paid in cash, unless the company that is our successor (the "successor company," which may include General Motors as appropriate) elects to pay holders tendering Series A debentures for redemption, in whole or in part, an equivalent amount in shares of its capital stock ("successor company stock"). If the successor company elects to pay the redemption price, in whole or in part, in successor company stock it will inform holders through the trustee not later than the ninth business day prior to the repurchase date of its election to pay the redemption price, in whole or in part in successor company stock, specifying the portion to be paid in successor company stock. The number of shares of successor company stock that will be delivered shall be equal to the portion of the redemption price to be paid in successor company stock divided by the average of the closing sale prices of successor company stock for the five consecutive trading days following the date of such notice.

        If you elect to require us to redeem your Series A debentures, you must deliver to us or our designated agent, on or before the 30th day after the date of our fundamental change notice, a notice containing substantially the same information as the notice holders are required to give above under the caption "Repurchase of Series A Debentures at Option of the Holders." Holders shall have the right to withdraw such notice if they comply with the procedures specified under such caption. We will promptly pay the redemption price for Series A debentures surrendered for redemption following the repurchase date.

        We will pay cash based on the closing sale price on the last trading day prior to the repurchase date for all fractional shares of successor company stock in the event the successor company elects to deliver successor company stock in payment, in whole or in part, of the redemption price.

        Upon determination of the actual number of shares of successor company stock to be delivered upon redemption of the Series A debentures in accordance with the foregoing provisions, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or publish the information on our web site or through such other public medium as we may use at the time.

        The right to repurchase Series A debentures, in whole or in part, with successor company stock is subject to the satisfaction of various conditions, including:

  •
  the registration of the successor company stock under the Securities Act and the Exchange Act, in each case, if required;

  •
  listing (which may be subject to notice of issuance) of the successor company stock on the NYSE or other national securities exchange or the quotation system on which the successor company stock is then listed or traded; and

  •
  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied with respect to a holder prior to the close of business on the repurchase date, we will be required to pay the redemption price of the Series A debentures to the holder entirely in cash.

        A "fundamental change" of GM is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our $1 2/3 par value common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that:

  •
  is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

  •
  is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices;

but only if such transaction or event also includes either of the following:

  •
  the filing by any person, including our affiliates and associates, other than us and our employee benefit plans, of a Schedule 13D or Schedule TO, or any successor schedule, form or report, under the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of our $1 2/3 par value common stock or other capital stock into which our $1 2/3 par value common stock is reclassified or changed, with certain exceptions; or

  •
  the consummation of any share exchange, consolidation or merger pursuant to which our $1 2/3 par value common stock would be converted to cash, securities or other property, in each case other than any share exchange, consolidation or merger of GM in which the holders of our $1 2/3 par value common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

        We will comply with any tender offer rules under the Exchange Act that may be applicable to the fundamental change redemption feature.

        These fundamental change redemption rights could discourage a potential acquiror of GM. However, this fundamental change redemption feature is not the result of management's knowledge of any specific effort to obtain control of GM by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change redemption feature is a standard term contained in other similar debt offerings and the terms of such feature have resulted from negotiations between us and the underwriters. The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to redeem the Series A debentures upon a fundamental change would not necessarily afford you protection in the event of a leveraged transaction, reorganization, merger or similar transaction involving GM.

        We may be unable to redeem the Series A debentures in the event of a fundamental change. If a fundamental change were to occur, we may not have enough funds to pay the redemption price for all tendered Series A debentures. Credit agreements or other agreements relating to our or any successor company's indebtedness may contain provisions prohibiting redemption of the Series A debentures under certain circumstances, or expressly prohibit repurchase of the Series A debentures upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when purchasing or redeeming Series A debentures is prohibited, we could seek lender consent to redeem the Series A debentures or attempt to refinance this debt. If such consent or refinancing were not obtained, we would not be permitted to purchase or redeem the Series A debentures. Our failure to redeem tendered Series A debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

Calculations in Respect of Series A Debentures

        We will be responsible for making all calculations called for under the Series A debentures. These calculations include, but are not limited to, determination of the closing sale price and the current market price of our $1 2/3 par value common stock. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Series A debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Notices

        We and the trustee will send notices regarding the Series A debentures only to direct holders, using their addresses as listed in the trustee's records.

Trading Characteristics

        We expect the Series A debentures to trade at a price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Series A debentures that is not included in their trading price. Any portion of the trading price of a Series A debenture that is attributable to accrued but unpaid interest not previously included in income will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series A debentures. See "Certain United States Federal Income Tax Consequences."

DESCRIPTION OF SERIES B DEBENTURES

General

        The following description of the particular terms of the 5.25% Series B Convertible Senior Debentures Due 2032 (the "Series B debentures" and together with the Series A debentures, the "debentures") offered hereby supplements, and to the extent that the terms are inconsistent, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The following description is a summary of the material provisions of the Series B debentures. It does not restate the terms of the Series B debentures in their entirety. The terms of the Series B debentures, and not this description, define your rights as a holder of the Series B debentures.

        The Series B debentures offered hereby will be issued in an aggregate principal amount of $2,300,000,000 (or $2,600,000,000 if the underwriters exercise their right to purchase additional Series B debentures in full) pursuant to an indenture dated as of December 5, 1995, between us and Citibank, N.A., as trustee (the "trustee"), as supplemented (the "indenture"). The indenture is more fully described in the accompanying prospectus. The Series B debentures have been authorized and approved by resolution of our Board of Directors.

        The Indenture and Series B debenture are governed by, and construed in accordance with, the laws of the State of New York, United States.

        The Series B debentures will be unsecured obligations of ours and will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of ours. The Series B debentures will be issued only in denominations of $25.00 and multiples of $25.00. The Series B debentures will mature on March 6, 2032 unless earlier converted, redeemed at our option or repurchased at the holder's option upon an optional repurchase date.

        The Series B debentures will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, from March 6, 2002, or from the most recent date to which interest has been paid or provided for, at a rate of 5.25% per annum. Interest is payable semiannually in arrears in cash on March 1 and September 1 of each year, the first payment to be made on September 1, 2002, to the person in whose name the Series B debentures are registered at the close of business on the fifteenth day of the month preceding such March 1 or September 1 (each, a "record date"), except that if the Series B debentures are to be redeemed by us or purchased by us at the option of the holder on a date that falls on or after a record date and prior to the corresponding interest payment date, we will pay the accrued and unpaid interest payable on such date to the holder that tenders the Series B debentures for redemption or purchase, as the case may be. Payment of interest on the Series B debentures will include interest accrued through the day before the applicable interest payment date (or purchase or redemption date, as the case may be).

        If any March 1 or September 1 falls on a day that is not a business day (as defined below), then payment of interest will be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delay in payment.

        The Series B debentures will be issued in book-entry form. See "Book-Entry, Delivery and Form" in the accompanying prospectus.

Conversion of Series B Debentures

        Holders may convert Series B debentures, in whole or in part, into shares of our $1 2/3 par value common stock prior to the final maturity date of the Series B debentures, subject to prior redemption or repurchase of the Series B debentures, under the circumstances described below. The number of shares of our $1 2/3 par value common stock that a holder will receive upon conversion of Series B debentures will be determined by multiplying the number of $25.00 principal amount of Series B debentures to be converted by the conversion rate on the date of conversion. The initial conversion rate for the Series B debentures is 0.3852 shares of our $1 2/3 par value common stock per $25.00 principal amount of the Series B debentures. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest. A holder may convert series B debentures in part so long as the part being converted is $25.00 principal amount or an integral multiple of $25.00. If a holder exercises the option to require us to repurchase the Series B debentures, those Series B debentures may be converted only if the holder withdraws the repurchase notice as described below under "Repurchase of Series B Debentures at Option of the Holder."

        Prior to 5:00 p.m. New York City time on March 6, 2032, a holder may convert Series B debentures into our $1 2/3 par value common stock only under the following circumstances:

  •
  during any fiscal quarter commencing after March 31, 2002, if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or

  •
  during the five business day period after any nine consecutive trading day period in which the trading price of the Series B debentures for each day of such period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures (the "Series B 95% Trading Exception"); provided, however, that if on the date of any conversion pursuant to the Series B 95% Trading Exception the closing sale price of our $1 2/3 par value common stock is greater than the conversion price, then a holder will receive, in lieu of our $1 2/3 par value common stock based on the conversion price, cash or our $1 2/3 par value common stock or a combination of both, at our option, with a value equal to the principal amount of its Series B debenture plus accrued interest as of the conversion date ("Series B Principal Value Conversion"); or

  •
  if the Series B debentures have been called for redemption, from the date of the notice of redemption until the close of business on the business day immediately preceding the redemption date; or

  •
  upon the occurrence of the corporate events described below under "Conversion Upon Specified Corporate Events."

        In lieu of delivery of shares of our $1 2/3 par value common stock upon conversion of any Series B debentures (for all or any portion of the such converted Series B debentures), we may elect to pay holders surrendering Series B debentures an amount in cash per Series B debenture equal to (1) the average closing sale price of our $1 2/3 par value common stock for the five consecutive trading days immediately following the date of our notice of our election to deliver cash as described below multiplied by (2) the number of shares of our $1 2/3 par value common stock the holder would otherwise be entitled to receive upon conversion. On a selective basis, we may also pay cash in lieu of shares of our $1 2/3 par value common stock in the event that the issuance of such common stock is prohibited by law. We will inform holders through the trustee no later than two business days following the conversion date of our election to pay cash in lieu of the delivery of shares. We may not change our election with respect to the consideration to be delivered upon conversion of a Series B debenture once we have provided the notice described above. Any such cash payment will be delivered to holders on the second business day after the fifth trading day following the date of our notice of our election to pay cash in lieu of delivering shares.

        Prior to the conversion of your Series B debentures into our $1 2/3 par value common stock, you will not be entitled to any rights as a holder of such common stock, including among other things the right to vote and receive dividends and notices of stockholder meetings.

        The "closing sale price" of our $1 2/3 par value common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the closing bid and ask prices) on such date as reported on the NYSE or, if our $1 2/3 par value common stock is not listed on the NYSE, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the NASDAQ National Market. The closing sale price will be calculated without reference to extended or after-hours trading. In the absence of such a quotation, we will determine the closing sale price on the basis of such quotations as we consider appropriate. The "conversion price" per share of our $1 2/3 par value common stock on any date will equal the $25.00 principal amount of a Series B debenture divided by the conversion rate as of that date.

        "Trading day" means a day during which trading in our $1 2/3 par value common stock occurs regular way on the NYSE or, if our $1 2/3 par value common stock is not listed on the NYSE, on the principal other national or regional securities exchange on which our $1 2/3 par value common stock is then listed or, if our $1 2/3 par value common stock is not listed on a national or regional securities exchange, as reported by the NASDAQ National Market or, if our $1 2/3 par value common stock is not so reported, as reported on the principal other market on which our $1 2/3 par value common stock is then traded.

        "Business day" means each day of the year other than a Saturday or Sunday on which banking institutions in The City of New York are not authorized or obligated to close.

Conversion Upon Satisfaction of Market Price Condition

        A holder may surrender Series B debentures for conversion into our $1 2/3 par value common stock prior to final maturity during any fiscal quarter commencing after March 31, 2002, if the closing sale price of our $1 2/3 par value common stock exceeds 120% of the conversion price in effect for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter.

Conversion Upon Satisfaction of Trading Price Condition

        A holder may surrender Series B debentures for conversion into our $1 2/3 par value common stock prior to maturity during the five business day period after any nine consecutive trading day period in which the trading price of the Series B debentures (as determined following a request by a holder of the Series B debentures in accordance with the procedures described below) for each day of that period was less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures; provided, however, that if on the date of any conversion pursuant to the Series B 95% Trading Exception the closing sale price of our $1 2/3 par value common stock is greater than the conversion price, then a holder will receive, in lieu of our $1 2/3 par value common stock based on the conversion price, cash or our $1 2/3 par value common stock or a combination of both, at our option, with a value equal to the principal amount of the Series B debentures plus accrued interest as of the conversion date. If a holder surrenders Series B debentures for conversion and it is a Series B Principal Value Conversion, we will notify the holder by the second trading day following the date of conversion whether we will pay the principal amount plus accrued interest in cash, our $1 2/3 par value common stock or a combination of cash and our $1 2/3 par value common stock, and in what percentage. Any shares of our $1 2/3 par value common stock delivered upon a Series B Principal Value Conversion will be valued at the greater of (x) the conversion price on the conversion date and (y) the closing sale price on the third trading day after the conversion date. We will pay any portion of the principal amount plus accrued interest to be paid in cash on the third trading day after the conversion date. With respect to any portion of the principal amount plus accrued interest to be paid in our $1 2/3 par value common stock, we will deliver the $1 2/3 par value common stock on the fourth trading day following the conversion date.

        The "trading price" of the Series B debentures on any date of determination means the average of the secondary market bid quotations per Series B debenture obtained by the conversion agent for $10,000,000 principal amount of the Series B debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the conversion agent, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Series B debentures from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series B debentures, then the trading price of the Series B debentures will be deemed to be less than 95% of the product of the closing sale price of our $1 2/3 par value common stock multiplied by the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures. The conversion agent shall have no obligation to determine the trading price of the Series B debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the Series B debentures would be less than 95% of the product of the closing sale price of our $1 2/3 par value common stock and the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures. At this time, we shall instruct the conversion agent to determine the trading price of the Series B debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our $1 2/3 par value common stock and the number of shares issuable upon conversion of $25.00 principal amount of the Series B debentures.

Conversion Upon Notice of Redemption

        If we call Series B debentures for redemption, a holder may convert the Series B debentures from the date of the notice of redemption until the close of business on the business day immediately preceding the redemption date, after which time the right to convert will expire unless we default in the payment of the redemption price.

Conversion Upon Specified Corporate Events

        If we elect to:

  •
  distribute to all holders of our $1 2/3 par value common stock certain rights entitling them to purchase, for a period expiring within 45 days, our $1 2/3 par value common stock at less than the then current market price (measured by averaging the closing sale prices of our $1 2/3 par value common stock for the 10 trading days preceding the date of the first public announcement of such distribution); or

  •
  distribute to all holders of our $1 2/3 par value common stock, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of our $1 2/3 par value common stock on the day preceding the date of the first public announcement of such distribution;

  we must notify the holders at least 10 days prior to the ex-dividend date for such distribution. Once we have given such notice, the holders may surrender series B debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place. No adjustment to the conversion price or the ability of a holder of a Series B debenture to convert will be made if the holder would otherwise participate in such distribution without conversion.

        In addition, if

  •
  we are a party to a consolidation, merger or sale of all or substantially all of our assets;

  •
  we are not the resulting or surviving entity;

  •
  the transaction is not with one of our affiliates; and

  •
  after the transaction, either

  •
  more than 50% of the surviving or resulting entity's total voting power is not held by our pre-transaction shareholders, or

  •
  more than 50% of the surviving or resulting entity's directors were not directors of ours or approved by our pre-transaction board of directors,

then holders may surrender Series B debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until and including the date that is 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or sale of all or substantially all of our assets, in each case pursuant to which our $1 2/3 par value common stock is converted into cash, securities or other property, then at the effective time of the transaction, a holder's right to convert a Series B debenture into our $1 2/3 par value common stock will be changed into a right to convert it into the kind and amount of cash, securities and other property that a holder would have received if the holder had converted Series B debentures immediately prior to the transaction. See "Conversion Rate Adjustments" below.

Conversion Procedures

        The conversion rate for the Series B debentures is 0.3852 shares of our $1 2/3 par value common stock per $25.00 principal amount of the Series B debentures, subject to adjustment as described below.

        We will not issue fractional shares of our $1 2/3 par value common stock upon conversion of Series B debentures. Instead, we will pay cash based on the closing price of our $1 2/3 par value common stock on the trading day prior to the conversion date. Except in connection with a Series B Principal Value Conversion, holders will not receive any payment (whether in cash or stock) on conversion of a Series B debenture representing accrued interest. Instead, accrued interest will be deemed to be cancelled, extinguished and forfeited upon conversion. Consequently, our delivery of the fixed number of shares of our $1 2/3 par value common stock into which the Series B debenture is convertible, together with the cash payment, if any, in lieu of a fractional share of our $1 2/3 par value common stock, will be deemed to satisfy our obligation to pay the principal amount of the Series B debenture. We will not adjust the conversion rate to account for accrued interest.

        If any Series B debenture is tendered for conversion during the period after a record date for an interest payment date to but excluding the corresponding interest payment date, then unless that Series B debenture has been called for redemption on a redemption date that occurs during such period (in which case, we will not be required to pay interest on such interest payment date with respect to that Series B debenture), the Series B debentures must be accompanied by funds equal to the interest payable on that interest payment date on the principal amount so converted. The holder, however, will not be required to make any such payment to the extent any overdue interest exists at the time of conversion with respect to such Series B debenture.

        To convert Series B debentures into our $1 2/3 par value common stock a holder must:

  •
  if certificated Series B debentures have been issued, complete and manually sign the conversion notice on the back of the debenture or a facsimile of the conversion notice, deliver this notice to the conversion agent and surrender the Series B debentures to the conversion agent (or, if Series B debentures are not certificated, comply with the procedures of DTC);

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date a holder complies with all of these requirements is the conversion date under the indenture.

Conversion Rate Adjustments

        We will adjust the conversion rate if any of the following events occurs:

  •
  We issue to all holders of our $1 2/3 par value common stock such stock as a dividend or distribution on our $1 2/3 par value common stock.

  •
  We issue to all holders of our $1 2/3 par value common stock in-the-money rights or warrants to purchase our $1 2/3 par value common stock that are exercisable for not more than 45 days.

  •
  We subdivide or combine our $1 2/3 par value common stock.

  •
  We distribute to all holders of our $1 2/3 par value common stock, shares of our capital stock, evidences of indebtedness or assets, including securities but excluding:

  •
  rights or warrants specified above;

  •
  dividends or distributions specified above; and

  •
  cash distributions.

  •
  We distribute cash to all holders of our $1 2/3 par value common stock, excluding

  •
  any dividend or distribution in connection with our liquidation, dissolution or winding up; or

  •
  any quarterly cash dividend on our $1 2/3 par value common stock to the extent that the aggregate cash dividend per share of our $1 2/3 par value common stock in any quarter does not exceed the greater of:

  •
  the amount per share of our $1 2/3 par value common stock of the next preceding quarterly cash dividend on our $1 2/3 par value common stock to the extent that such quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause, as adjusted to reflect subdivisions or combinations of our $1 2/3 par value common stock; and

  •
  3.75% of the average of the closing sale prices of our $1 2/3 par value common stock during the ten trading days immediately prior to the declaration date of the dividend.

    If an adjustment is required to be made under this clause as a result of a distribution that is a quarterly dividend, the adjustment would be based upon the amount by which the distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this clause. If an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly dividend, the adjustment would be based upon the full amount of the distribution.

  •
  We or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our $1 2/3 par value common stock to the extent that the cash and value of any other consideration included in the payment per share of our $1 2/3 par value common stock exceeds the closing sale price per share of our $1 2/3 par value common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        We will not adjust the conversion rate for any other event, including as a result of the Hughes separation transactions to the extent those transactions do not include any distribution of cash or securities on our $1 2/3 par value common stock. See "Recent Developments — Hughes/EchoStar Separation Transactions."

        In the event of:

  •
  any reclassification of our $1 2/3 par value common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale, lease or conveyance to another person or entity of all or substantially all of our property and assets;

  in which holders of our $1 2/3 par value common stock would be entitled to receive stock, other securities, other property, assets or cash for their $1 2/3 par value common stock, then upon conversion of their Series B debentures, holders will be entitled to receive the same type of consideration that they would have been entitled to receive if they had converted the Series B debentures into our $1 2/3 par value common stock immediately prior to any of these events.

        Holders may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of our $1 2/3 par value common stock or in certain other situations requiring a conversion rate adjustment. See "Certain United States Federal Income Tax Consequences."

        We may, from time to time, increase the conversion rate for a period of at least 20 days. Our determination to increase the conversion rate will be conclusive. We will give holders at least five business days' notice of any increase in the conversion rate. We may also increase the conversion rate if we deem it advisable to avoid or diminish any income tax to holders of our $1 2/3 par value common stock resulting from any stock or rights distribution. See "Certain United States Federal Income Tax Consequences."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate.

Optional Redemption by General Motors

        The Series B debentures are not entitled to any sinking fund. At any time on or after March 6, 2009, we may redeem the debentures, in whole or in part. The redemption prices (expressed as a percentage of the principal amount of the Series B debentures) are as follows for Series B debentures redeemed during the twelve month period commencing March 6 in each of the following years indicated:

Year	Redemption Price
2009	102.188%
2010	101.750%
2011	101.313%
2012	100.875%
2013	100.438%
2014 and thereafter	100.000%

        In each case, we will also pay accrued and unpaid interest to and including the date of redemption.

        If less than all of the outstanding Series B debentures are to be redeemed, the trustee will select the Series B debentures to be redeemed in principal amounts of $25.00 or multiples of $25.00 in compliance with the requirements of the principal national securities exchange, if any, on which the Series B debentures are listed, or, if the Series B debentures are not listed on a national securities exchange, then by lot, pro rata or by such other method directed by us. The trustee will make that selection not more than 45 days before the redemption date. If a portion of a holder's Series B debentures is selected for partial redemption and a holder converts a portion of the Series B debentures, the converted portion will be deemed to be part of the portion selected for redemption. We may not redeem the Series B debentures in part if we have failed to pay any interest on the Series B debentures and such failure to pay is continuing.

        We will mail notices of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption to each registered holder of Series B debentures to be redeemed at its registered address.

Repurchase of Series B Debentures at Option of the Holder

        Holders have the right to require us to repurchase the Series B debentures on March 6, 2014, March 6, 2019, March 6, 2024 and March 6, 2029, or, if any of those days is not a business day, on the next succeeding business day. We will be required to repurchase any outstanding Series B debenture for which the holder properly delivers a written repurchase notice to the paying agent, subject to certain additional conditions. The paying agent will initially be the trustee. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 24 business days prior to the repurchase date until the close of business on the fourth business day prior to the repurchase date. A holder may, without our consent, withdraw its repurchase notice at any time up to, and including, the close of business on the fourth business day prior to the repurchase date. On or after the third business day, a holder needs our consent to withdraw its repurchase notice, and we may withhold our consent for any reason. If a repurchase notice is properly withdrawn, we will not repurchase the Series B debentures listed in the notice. Once a repurchase notice is given, a holder may not convert its Series B debenture until it is properly withdrawn.

        The repurchase price payable for a Series B debenture will be equal to the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. We may, at our option, elect to pay the repurchase price in cash, shares of our $1 2/3 par value common stock or any combination thereof. For a discussion of the tax treatment of a holder receiving cash, shares of our $1 2/3 par value common stock or any combination thereof, see "Certain United States Federal Income Tax Consequences."

        We must give notice of an upcoming repurchase date to all holders not less than 24 business days prior to the repurchase date at their addresses shown in the register of the registrar. This notice will state among other things:

  •
  the repurchase price;

  •
  whether we will pay the repurchase price of Series B debentures in cash or shares of our $1 2/3 par value common stock or any combination thereof, specifying the percentages of each;

  •
  if we elect to pay in shares of our $1 2/3 par value common stock, the method of calculating the market price of our $1 2/3 par value common stock; and

  •
  the procedures that holders must follow to require us to repurchase their Series B debentures.

        The repurchase notice from the holder must state:

  •
  if certificated Series B debentures have been issued, the Series B debenture certificate numbers (or, if Series B debentures are not certificated, the repurchase notice must comply with appropriate procedures of DTC);

  •
  the portion of the principal amount of Series B debentures to be repurchased, which must be in $25.00 multiples;

  •
  that the Series B debentures are to be repurchased by us pursuant to the applicable provisions of the Series B debentures and the indenture; and

  •
  in the event we elect, pursuant to the notice that we are required to give, to pay the repurchase price in our $1 2/3 par value common stock, in whole or in part, but the repurchase price is ultimately to be paid to holders entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in our
  $1 2/3 par value common stock is not satisfied prior to the close of business on the repurchase date, as described below, whether holders elect:

  (1)
  to withdraw the repurchase notice as to some or all of the Series B debentures to which it relates; or

  (2)
  to receive cash in such event in respect of the entire repurchase price for all the series B debentures or portions of the Series B debentures subject to such repurchase notice (in the case of a failure to make an election, this option will be deemed to have been chosen).

        Holders may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent up to the close of business on the fourth business day prior to the repurchase date. Any withdrawal notice must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated Series B debentures have been issued, the certificate numbers of the withdrawn Series B debentures (or, if Series B debentures are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

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  the principal amount, if any, that remains subject to the repurchase notice.

        If we elect to pay the repurchase price, in whole or in part, in shares of our $1 2/3 par value common stock, the number of shares of common stock that we will deliver shall be equal to the portion of the repurchase price to be paid on our $1 2/3 par value common stock divided by the average of the closing sale prices of our $1 2/3 par value common stock during the five-trading day period ending on, but not including, the third business day prior to the repurchase date.

        We will pay cash based on the closing sale price for all fractional shares of our $1 2/3 par value common stock in the event we elect to deliver our $1 2/3 par value common stock in payment, in whole or in part, of the repurchase price.

        Upon determination of the actual number of shares of our $1 2/3 par value common stock to be issued upon repurchase of Series B debentures in accordance with the foregoing provisions, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or publish the information on our web site or through such other public medium as we may use at the time.

        In addition to the above conditions, our right to repurchase Series B debentures, in whole or in part, with our $1 2/3 par value common stock is subject to our satisfying various conditions, including:

  •
  the registration of our $1 2/3 par value common stock under the Securities Act and the Exchange Act, in each case, if required;

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  listing of our $1 2/3 par value common stock on the NYSE or other national securities exchange or the quotation system on which our $1 2/3 par value common stock is then listed or traded; and

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  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied with respect to a holder prior to the close of business on the repurchase date, we will be required to pay the repurchase price of the series B debentures of the holder entirely in cash.

        Payment of the repurchase price for a Series B debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the series B debenture, together with necessary endorsements, to the paying agent at its office in New York City, New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the Series B debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Series B debenture. If the paying agent holds money or securities sufficient to pay the repurchase price of the Series B debenture on the business day following the repurchase date, then, on and after the repurchase date:

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  the Series B debenture will cease to be outstanding;

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  stated interest on the Series B debentures will cease to accrue; and

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  all other rights of the holder will terminate.

        This will be the case whether or not book-entry transfer of the Series B debenture has been made or the Series B debenture has been delivered to the paying agent, and all other rights of the Series B debenture holder will terminate, other than the right to receive the repurchase price upon delivery of the Series B debenture.

        We will comply with any tender offer rules under the Exchange Act that may be applicable at the time of our offer to repurchase the Series B debentures.

Redemption at Option of the Holder Upon a Fundamental Change

        If a fundamental change of General Motors occurs at any time prior to the maturity of the Series B debentures, you may require us to redeem your Series B debentures, in whole or in part, on a repurchase date that is 30 days after the date of our notice of the fundamental change. We will mail to all record holders a notice of a fundamental change of General Motors within 10 days after it has occurred. This notice shall contain substantially the same information as the notice we are required to give above under the caption "Repurchase of Series B Debentures at Option of the Holder."

        We will redeem the Series B debentures at a price equal to 100% of the principal amount to be redeemed, plus accrued interest to but excluding the repurchase date. If the repurchase date is an interest payment date, we will pay interest to the record holder on the relevant record date.

        The redemption price for the Series B debentures will be paid in cash, unless the company that is our successor (the "successor company," which may include General Motors as appropriate) elects to pay holders tendering Series B debentures for redemption, in whole or in part, an equivalent amount in shares of its capital stock ("successor company stock"). If the successor company elects to pay the redemption price, in whole or in part, in successor company stock it will inform holders through the trustee not later than the ninth business day prior to the repurchase date of its election to pay the redemption price, in whole or in part in successor company stock, specifying the portion to be paid in successor company stock. The number of shares of successor company stock that will be delivered shall be equal to the portion of the redemption price to be paid in successor company stock divided by the average of the closing sale prices of successor company stock for the five consecutive trading days following the date of such notice.

        If you elect to require us to redeem your Series B debentures, you must deliver to us or our designated agent, on or before the 30th day after the date of our fundamental change notice, a notice containing substantially the same information as the notice holders are required to give above under the caption "Repurchase of Series B Debentures at Option of the Holders." Holders shall have the right to withdraw such notice if they comply with the procedures specified under such caption. We will promptly pay the redemption price for Series B debentures surrendered for redemption following the repurchase date.

        We will pay cash based on the closing sale price on the last trading day prior to the repurchase date for all fractional shares of successor company stock in the event the successor company elects to deliver successor company stock in payment, in whole or in part, of the redemption price.

        Upon determination of the actual number of shares of successor company stock to be delivered upon redemption of the Series B debentures in accordance with the foregoing provisions, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or publish the information on our web site or through such other public medium as we may use at the time.

        The right to repurchase Series B debentures, in whole or in part, with successor company stock is subject to the satisfaction of various conditions, including:

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  the registration of the successor company stock under the Securities Act and the Exchange Act, in each case, if required;

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  listing (which may be subject to notice of issuance) of the successor company stock on the NYSE or other national securities exchange or the quotation system on which the successor company stock is then listed or traded; and

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  any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied with respect to a holder prior to the close of business on the repurchase date, we will be required to pay the redemption price of the Series B debentures to the holder entirely in cash.

        A "fundamental change" of GM is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our $1 2/3 par value common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that:

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  is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

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  is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices;

but only if such transaction or event also involves either of the following:

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  the filing by any person, including our affiliates and associates, other than us and our employee benefit plans, of a Schedule 13D or Schedule TO, or any successor schedule, form or report, under the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of our $1 2/3 par value common stock or other capital stock into which our $1 2/3 par value common stock is reclassified or changed, with certain exceptions; or

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  the consummation of any share exchange, consolidation or merger pursuant to which our $1 2/3 par value common stock would be converted to cash, securities or other property, in each case other than any share exchange, consolidation or merger of GM in which the holders of our $1 2/3 par value common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

        We will comply with any tender offer rules under the Exchange Act that may be applicable to the fundamental change redemption feature.

        These fundamental change redemption rights could discourage a potential acquiror of GM. However, this fundamental change redemption feature is not the result of management's knowledge of any specific effort to obtain control of GM by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change redemption feature is a standard term contained in other similar debt offerings and the terms of such feature have resulted from negotiations between us and the underwriters. The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to redeem the Series B debentures upon a fundamental change would not necessarily afford you protection in the event of a leveraged transaction, reorganization, merger or similar transaction involving GM.

        We may be unable to redeem the Series B debentures in the event of a fundamental change. If a fundamental change were to occur, we may not have enough funds to pay the redemption price for all tendered Series B debentures. Credit agreements or other agreements relating to our or any successor company's indebtedness may contain provisions prohibiting redemption of the Series B debentures under certain circumstances, or expressly prohibit repurchase of the Series B debentures upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when purchasing or redeeming Series B debentures is prohibited, we could seek lender consent to redeem the Series B debentures or attempt to refinance this debt. If such consent or refinancing were not obtained, we would not be permitted to purchase or redeem the Series B debentures. Our failure to redeem tendered Series B debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

Calculations in Respect of Series B Debentures

        We will be responsible for making all calculations called for under the Series B debentures. These calculations include, but are not limited to, determination of the closing sale price and the current market price of our $1 2/3 par value common stock. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Series B debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Notices

        We and the trustee will send notices regarding the Series B debentures only to direct holders, using their addresses as listed in the trustee's records.

Trading Characteristics

        We expect the Series B debentures to trade at a price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Series B debentures that is not included in their trading price. Any portion of the trading price of a Series B debenture that is attributable to accrued but unpaid interest not previously included in income will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series B debentures. See "Certain United States Federal Income Tax Consequences."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of the material U.S. federal income tax consequences to a holder with respect to the purchase, ownership and disposition of the debentures and our $1 2/3 par value common stock acquired upon conversion of a debenture as of the date hereof. This summary is generally limited to holders who will hold the debentures and the shares of our $1 2/3 par value common stock as capital assets and does not deal with special situations including those that may apply to particular holders such as tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, insurance companies, regulated investment companies, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, holders whose "functional currency" is not the U.S. dollar and persons who hold the debentures or shares of our $1 2/3 par value common stock in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction. This discussion does not address the tax consequences to non-U.S. holders of debentures or our $1 2/3 par value common stock that are engaged in a trade or business within the United States and does not discuss the tax consequences under any state, local or foreign law. In addition, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

        The U.S. federal income tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service, referred to as the "IRS," now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion and there can be no assurance that the IRS will agree with such statements and conclusions.

        As used herein, the term "U.S. holder" means a beneficial owner of a debenture (or our $1 2/3 par value common stock acquired upon conversion of a debenture) that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        As used herein, a "non-U.S. holder" means a holder that is (1) not a partnership, (2) not a U.S. holder, and (3) not engaged in a U.S. trade or business. Non-U.S. holders are subject to special U.S. federal income tax provisions, some of which are discussed below. A person that is not a U.S. holder but which is engaged in the conduct of a trade or business in the United States should consult that person's tax advisor with respect to the tax consequences of the transactions discussed herein.

        If a partnership is a beneficial owner of a debenture (or our $1 2/3 par value common stock acquired upon conversion of a debenture), the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of the debentures (or our $1 2/3 par value common stock acquired upon conversion of a debenture).

U.S. Holders

Payments of Interest

        U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the debentures in accordance with their regular method of tax accounting.

Market Discount

        If, subsequent to the issuance of the debentures, a U.S. holder purchases a debenture for an amount that is less than its stated redemption price at maturity (i.e., the stated principal amount of the debentures), the amount of the difference will be treated as "market discount" unless such difference is less than a specified de minimis amount. The market discount provisions of the Code generally require a U.S. holder who acquires a debenture at a market discount to treat as ordinary income any gain recognized on the taxable disposition of the debenture to the extent of the "accrued market discount" on the debenture at the time of disposition, unless the U.S. holder elects to include accrued market discount in income currently as it accrues. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who acquires a debenture at a market discount and who does not elect to include accrued market discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debenture until the debenture is disposed of in a taxable transaction. If a U.S. holder acquires a debenture with market discount and receives our $1 2/3 par value common stock upon conversion of the debenture, the amount of accrued market discount not previously included in income with respect to the converted debenture through the date of conversion will generally be treated as ordinary income upon the disposition of the $1 2/3 par value common stock.

Amortizable Premium

        A U.S. holder who purchases a debenture at a premium over its stated principal amount, plus accrued interest, generally may elect to amortize such premium as an offset to interest income on the debenture from the purchase date to the debenture's maturity date under a constant-yield method, but subject to special rules to account for call premium and provided that amortizable premium will not include any premium attributable to a debenture's conversion feature. Bond premium on a debenture held by a U.S. holder that does not make the election to amortize will decrease the gain or increase the loss otherwise recognized upon a taxable disposition of the debenture. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Conversion or Repurchase for $1 2/3 Par Value Common Stock

        A U.S. holder will not recognize income, gain or loss upon conversion of the debentures solely into our $1 2/3 par value common stock except with respect to cash received in lieu of fractional shares. If we repurchase a debenture in exchange for our $1 2/3 par value common stock pursuant to exercise of the repurchase right, although the matter is not entirely clear, such repurchase should be treated in the same manner as a conversion of the debenture as described in the preceding sentence, except that any amount (whether received in cash or stock) attributable to accrued interest on the debenture not previously included in income should be treated as interest to the holder, taxable to the holder as ordinary income. The U.S. holder's tax basis in our $1 2/3 par value common stock received on conversion or repurchase of a debenture for our $1 2/3 par value common stock pursuant to the repurchase right should be the same as the U.S. holder's adjusted tax basis in the debentures exchanged therefor at the time of conversion or repurchase (reduced by any basis allocable to a fractional share), and the holding period for our $1 2/3 par value common stock received on conversion or repurchase should generally include the holding period of the debentures that were converted or repurchased. However, a U.S. holder's tax basis in shares of our $1 2/3 par value common stock considered attributable to accrued interest not previously included in income generally will equal the amount of such accrued interest, and the holding period for such shares shall begin on the day following the date of conversion.

        Cash received in lieu of a fractional share of our $1 2/3 par value common stock upon conversion of the debentures into our $1 2/3 par value common stock or upon a repurchase for our $1 2/3 par value common stock of a debenture pursuant to exercise of the repurchase right generally will be treated as a payment in exchange for the fractional share of our $1 2/3 par value common stock. Accordingly, the receipt of cash in lieu of a fractional share of our $1 2/3 par value common stock generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the U.S. holder's adjusted tax basis in the fractional share.

        In the event that we exercise our right to pay cash to a holder in lieu of stock at the time of conversion (see "Description of Series A Debentures — Conversion of Series A Debentures" and "Description of Series B Debentures — Conversion of Series B Debentures"), such payment will be treated as a repurchase of the debenture for cash. See "— Sale, Redemption or Repurchase for Cash" below.

Conversion Rate Adjustments

        The conversion price of the debentures is subject to adjustment under certain circumstances, see "Description of Series A Debentures — Conversion of Series A Debentures — Conversion Rate Adjustments" and "Description of Series B Debentures — Conversion of Series B Debentures — Conversion Rate Adjustments." Certain adjustments to (or the failure to make such adjustments to) the conversion price of the debentures that increase the proportionate interest of a U.S. holder in our assets or earnings and profits may result in a constructive distribution taxable as a dividend to the U.S. holders of the debentures, whether or not the U.S. holders ever convert the debentures. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion price of the debentures that increases the proportionate interest of the holders of our $1 2/3 par value common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of our $1 2/3 par value common stock generally will be treated as a constructive distribution to such holders, taxable as a dividend. As a result, U.S. holders of debentures and our $1 2/3 par value common stock could have taxable income as a result of an event pursuant to which they receive no cash or property.

Sale, Redemption or Repurchase for Cash

        Except as set forth above under "Market Discount" and "Conversion or Repurchase for $1 2/3 Par Value Common Stock," U.S. holders generally will recognize capital gain or loss upon the sale, redemption, including a repurchase by us for cash pursuant to the repurchase right, or other taxable disposition of the debentures or $1 2/3 par value common stock in an amount equal to the difference between:

  •
  the U.S. holder's adjusted tax basis in the debentures or our $1 2/3 par value common stock (as the case may be); and

  •
  the sum of the cash plus the fair market value of any property received from such disposition (other than amounts attributable to accrued but unpaid interest on the debentures not previously included in income, which will be treated as interest for U.S. federal income tax purposes).

        A U.S. holder's adjusted tax basis in a debenture generally will equal the cost of the debenture to such U.S. holder, increased by market discount previously included in income by the U.S. holder and reduced by any amortized premium. (For a discussion of the holder's basis in shares of our common stock, see "Conversion or Repurchase for $1 2/3 Par Value Common Stock" above).

        Prospective investors should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates and who have a holding period in their debentures or $1 2/3 par value common stock of more than one year) and losses (the deductibility of which is subject to limitations).

Dividends on $1 2/3 Par Value Common Stock

        With respect to U.S. holders subsequent to the conversion of their debentures into our $1 2/3 par value common stock, distributions made on our $1 2/3 par value common stock will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a U.S. holder receives distributions on shares of our $1 2/3 par value common stock that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of our $1 2/3 par value common stock. Any such distributions in excess of the holder's basis in the shares of our $1 2/3 par value common stock generally will be treated as capital gain. Subject to applicable limitations, dividends paid to holders that are U.S. corporations will qualify for the dividends-received deduction so long as we have sufficient earnings and profits.

Redemption Upon a Fundamental Change

        In the event there is a fundamental change of General Motors (see "Description of Series A Debentures — Redemption at Option of the Holder Upon a Fundamental Change" and "Description of Series B Debentures — Redemption at Option of the Holder Upon a Fundamental Change"), a holder of the debentures may choose to have the debentures redeemed. Under the fundamental change provision, the debentures may be redeemed for cash, or, at the election of the successor company and subject to certain conditions, the redemption price may be paid with successor company stock. If a U.S. Holder receives cash upon redemption of the debentures, such payment will be treated as a repurchase of the debentures for cash. See "Sale, Redemption or Repurchase for Cash" in the discussion of the rules for U.S. Holders. If a U.S. Holder receives sucessor company stock, the tax consequences of such receipt will depend on a variety of factors and circumstances. A U.S. Holder should consult that holder's tax advisor with respect to the tax consequences of any such transaction.

Backup Withholding and Information Reporting

        Certain noncorporate U.S. holders may be subject to IRS information reporting and backup withholding on payments of interest on the debentures, dividends on our $1 2/3 par value common stock and proceeds from the sale or other disposition of the debentures or our $1 2/3 par value common stock. Backup withholding will only be imposed where the noncorporate U.S. holder (1) fails to furnish its social security number or other taxpayer identification number, referred to as a "TIN"; (2) furnishes an incorrect TIN; (3) is notified by the IRS that he or she has failed to properly report payments of interest or dividends; or (4) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding.

        The backup withholding rate is 30% for payments in 2002. The rate of backup withholding is scheduled to be reduced over time to 28% in 2006. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Payments of Interest

        Generally, payments of interest on the debentures to, or on behalf of, a non-U.S. holder will be considered "portfolio interest" and will not be subject to U.S. federal income or withholding tax if (1) such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; (2) such non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership; (3) such non-U.S. holder is not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and (4) the certification requirements, as described below, are satisfied.

        To satisfy the certification requirements referred to above, either (1) the beneficial owner of a debenture must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a non-U.S. person and must provide such owner's name, address and TIN on IRS Form W-8 BEN (or successor form), or (2) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debenture on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that it has received an IRS Form W-8BEN (or successor form) from the beneficial holder. Special certification rules apply for debentures held by a foreign partnership and other intermediaries.

        Interest on debentures owned by a non-U.S. holder and not excluded from U.S. federal withholding tax under the portfolio interest rule described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder can claim the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and such non-U.S. holder provides us with a properly executed IRS Form W-8 BEN (or successor form) claiming such exemption or reduction.

Conversion or Repurchase for $1 2/3 Par Value Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal withholding tax on the conversion of a debenture into our $1 2/3 par value common stock, except that if interest income is recognized upon our repurchase of a debenture in exchange for our $1 2/3 par value common stock pursuant to exercise of the repurchase right (see "Conversion or Repurchase for $1 2/3 Par Value Common Stock" above in our discussion of the rules for U.S. Holders), then such interest income will be subject to the tax provisions governing the receipt of interest described above. (See "Payments of Interest" above.) To the extent a non-U.S. holder receives cash in lieu of a fractional share of our $1 2/3 par value common stock upon conversion, such cash may give rise to gain that would be subject to the rules described below with respect to the sale or exchange of a debenture or our $1 2/3 par value common stock. See "Sale or Exchange of Debentures or $1 2/3 Par Value Common Stock" below.

        In the event that we exercise our right to pay cash to a holder in lieu of shares of our $1 2/3 par value common stock at the time of conversion (see "Description of Series A Debentures — Conversion of Series A Debentures" and "Description of Series B Debentures — Conversion of Series B Debentures"), such payment will be treated as a repurchase of the debenture for cash.

Sale or Exchange of Debentures or $1 2/3 Par Value Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a cash redemption) of a debenture or our $1 2/3 par value common stock received upon conversion thereof unless:

  •
  the holder is an individual who was present in the United States for 183 days or more during the taxable year and (a) such holder has a "tax home" in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such holder; or

  •
  we are or have been a U.S. real property holding corporation ("USRPHC") at any time within the shorter of the five-year period preceding such disposition or such holder's holding period.

        We believe that we are not a USRPHC for U.S. federal income tax purposes. Although we consider it unlikely based on our current business plans and operations, we may become a USRPHC in the future. If we were to become a USRPHC, a non-U.S. holder might be subject to U.S. federal income tax with respect to gain realized on the disposition of debentures or shares of our $1 2/3 par value common stock. However, in the case of a sale of our common stock or debentures, such gain would not be subject to U.S. federal income or withholding tax if (1) our $1 2/3 par value common stock is regularly traded on an established securities market and (2) the non-U.S. holder disposing of our $1 2/3 par value common stock or debentures did not own, actually or constructively (through exercise of the conversion feature in the case of the debentures), at any time during the five-year period preceding the disposition, more than 5% of our $1 2/3 common stock or the debentures.

Distributions on $1 2/3 Par Value Common Stock

        Distributions made on our $1 2/3 par value common stock constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid on our $1 2/3 par value common stock held by a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate, if applicable). A non-U.S. holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN (or successor form) upon which the non-U.S. holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments.

Conversion Rate Adjustment

        The conversion price of the debentures is subject to adjustment in certain circumstances. Certain such adjustments could give rise to a deemed distribution to non-U.S. holders of the debentures. See "U.S. Holders—Conversion Rate Adjustment" above. In such case, the deemed distribution would be subject to the rules above regarding withholding of U.S. federal tax on dividends in respect of common stock. See "Distributions on $1 2/3 Par Value Common Stock" above.

Redemption Upon a Fundamental Change

        In the event there is a fundamental change of General Motors (see "Description of Series A Debentures — Redemption at Option of the Holder Upon a Fundamental Change" and "Description of Series B Debentures — Redemption at Option of the Holder Upon a Fundamental Change"), a holder of the debentures may choose to have the debentures redeemed. Under the fundamental change provision, the debentures may be redeemed for cash, or, at the election of the successor company and subject to certain conditions, the redemption price may be paid with successor company stock. If a non-U.S. Holder receives cash upon redemption of the debentures, such payment will be treated as a repurchase of the debentures for cash. See "Sale or Exchange of Debentures or $1 2/3 Par Value Common Stock," in the discussion of the rules for non-U.S. Holders. If a non-U.S. Holder receives successor company stock, the tax consequences of such receipt will depend on a variety of factors and circumstances. A non-U.S. Holder should consult that holder's tax advisor with respect to the tax consequences of any such transaction.

Backup Withholding and Information Reporting

        A non-U.S. holder generally will not be subject to backup withholding with respect to payments of interest on the debentures or dividends on our $1 2/3 par value common stock and proceeds from the sale or other disposition of the debentures or our $1 2/3 par value common stock to or through a U.S. office of a broker, as long as (1) the income associated with such payments is otherwise exempt from U.S. federal income tax, (2) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, and (3) the holder has furnished to the payor or broker a valid IRS Form W-8BEN (or successor form) certifying, under penalties of perjury, its status as a non-U.S. person or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders of the debentures or common stock should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE DEBENTURES OR OUR $1 2/3 PAR VALUE COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES (PROPOSED OR OTHERWISE) IN APPLICABLE LAWS.

UNDERWRITERS

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of debentures indicated below:

Name	Principal amount of Series A debentures	Principal amount of Series B debentures
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$311,000,000	$715,300,000
Morgan Stanley & Co. Incorporated	311,000,000	715,300,000
Goldman, Sachs & Co.	138,000,000	317,400,000
J.P. Morgan Securities Inc.	101,200,000	232,760,000
Banc of America Securities LLC	11,000,000	25,300,000
Salomon Smith Barney Inc.	11,000,000	25,300,000
Banc One Capital Markets, Inc.	9,200,000	21,160,000
BNP Paribas Securities Corp.	9,200,000	21,160,000
Barclays Capital Inc.	9,200,000	21,160,000
Mizuho International plc	9,200,000	21,160,000
ABN Amro Rothschild LLC	2,600,000	5,980,000
Banca Nazionale del Lavoro S.p.A.	2,600,000	5,980,000
Bear, Stearns & Co. Inc.	2,600,000	5,980,000
BNY Capital Markets, Inc.	2,600,000	5,980,000
CIBC World Markets Corp.	2,600,000	5,980,000
Comercia Securities, Inc.	2,600,000	5,980,000
Commerzbank Capital Markets Corporation	2,600,000	5,980,000
Credit Lyonnais Securities (USA) Inc.	2,600,000	5,980,000
Credit Suisse First Boston Corporation	2,600,000	5,980,000
Daiwa Securities SMBC Europe Limited	2,600,000	5,980,000
Dresdner Kleinwort Wasserstein Securities LLC	2,600,000	5,980,000
Fortis Investment Services	2,600,000	5,980,000
HSBC Securities, Inc.	2,600,000	5,980,000
Intesa BCI S.p.A.	2,600,000	5,980,000
Scotia Capital (USA) Inc.	2,600,000	5,980,000
SG Cowen Securities Corporation	2,600,000	5,980,000
TD Securities (USA) Inc.	2,600,000	5,980,000
The Royal Bank Of Scotland plc	2,600,000	5,980,000
Tokyo-Mitsubishi International plc	2,600,000	5,980,000
UBS Warburg LLC	2,600,000	5,980,000
Banca Akros S.p.A. - Gruppo Banca Popolare Di Milano	1,400,000	3,220,000
Banca IMI S.p.A.	1,400,000	3,220,000
BBVA Securities Inc.	1,400,000	3,220,000
Blaylock & Partners, L.P.	1,400,000	3,220,000
Doft & Co., Inc.	1,400,000	3,220,000
Doley Securities, Inc.	1,400,000	3,220,000
Enskilda Securities A.B.	1,400,000	3,220,000
Fahnestock & Co. Inc.	1,400,000	3,220,000
Fifth Third Securities, Inc.	1,400,000	3,220,000
Guzman & Company	1,400,000	3,220,000
McDonald Investments Inc., A Keycorp Company	1,400,000	3,220,000
Muriel Siebert & Co., Inc.	1,400,000	3,220,000
Norddeutsche Landesbank Girozentrale	1,400,000	3,220,000
RBC Dominion Securities Corporation	1,400,000	3,220,000
Robertson Stephens, Inc.	1,400,000	3,220,000
Sandler O'Neill & Partners, L.P.	1,400,000	3,220,000
Santander Central Hispano Investment Securities Inc.	1,400,000	3,220,000
U.S. Bancorp Piper Jaffray Capital Markets	1,400,000	3,220,000
Utendahl Capital Partners, L.P.	1,400,000	3,220,000
The Williams Capital Group, L.P.	1,400,000	3,220,000

Total	$1,000,000,000	$2,300,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Series A debentures offered by this prospectus supplement and the accompanying prospectus if any Series A debentures are taken. The underwriters are obligated to take and pay for all of the Series B debentures offered by this prospectus supplement and the accompanying prospectus if any Series B debentures are taken. However, the underwriters are not required to take or pay for any debentures covered by the option of the underwriters to purchase additional debentures as described below.

        The underwriters initially propose to offer part of the debentures directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.309 per debenture under the public offering price. After the debentures are released to the public, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option (exercisable for 30 days from the date of this prospectus supplement) to purchase, in the event the underwriters sell more than $1,000,000,000 principal amount of Series A debentures, up to an additional $150,000,000 aggregate principal amount of Series A debentures at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. We have granted to the underwriters an option (exercisable for 30 days from the date of this prospectus supplement) to purchase, in the event the underwriters sell more than $2,300,000,000 principal amount of Series B debentures, up to an additional $300,000,000 aggregate principal amount of Series B debentures at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent that either such option is exercised, each underwriter will become obligated to purchase about the same percentage of such additional principal amount of Series A debentures or Series B debentures as the principal amount listed next to its name in the preceding table bears to the total principal amount of Series A debentures or Series B debentures, as the case may be, listed next to the names of all underwriters in the preceding table.

        The underwriters have agreed to reimburse us for the expenses incurred in connection with the offering of the debentures.

        The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us for the Series A debentures and the Series B debentures. These amounts are shown assuming both no exercise and full exercise of the options of the underwriters to purchase up to $150,000,000 additional principal amount of Series A debentures and $300,000,000 additional principal amount of Series B debentures.

Underwriting Discounts and Commissions Paid by General Motors Corporation	No Exercise	Full Exercise
Series A debentures	$19,000,000	$21,850,000
Series B debentures	$43,700,000	$49,400,000

Total	$62,700,000	$71,250,000

        The debentures are new issues of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the debentures as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the debentures and any such market-making activity may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debentures. We have listed the Series A debentures and the Series B debentures on the New York Stock Exchange.

        We and certain of our senior executive officers have agreed, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of the underwriters, not to, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of $1 2/3 par value common stock or any securities convertible into or exercisable or exchangeable for $1 2/3 par value common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of $1 2/3 par value common stock;

whether any transaction described above is to be settled by delivery of $1 2/3 par value common stock or such other securities, in cash or otherwise.

        The restrictions described in the preceding paragraph do not apply to:

  •
  the issuance of $1 2/3 par value common stock upon the exercise of options, warrants or other rights exercisable for or the conversion of securities convertible into $1 2/3 par value common stock outstanding as of the date of this prospectus supplement;

  •
  the granting of stock options, warrants and/or restricted or unrestricted stock awards for $1 2/3 par value common stock under employee benefit, compensation or savings plans and programs, provided that such options, warrants and awards do not become exercisable or vest during such lock-up period, subject to certain exceptions;

  •
  issuances or transfers of $1 2/3 par value common stock under or in connection with employee benefit, compensation or savings plans and programs and dividend reinvestment plans;

  •
  the issuance and/or transfer of $1 2/3 par value common stock (or any securities convertible into or exchangeable or exercisable for such common stock) pursuant to the terms of any agreements in effect on the date of this prospectus supplement;

  •
  issuances of, or transactions involving, any other securities of GM, including Class H common stock;

  •
  the issuance of shares of $1 2/3 par value common stock to persons who become employed as officers of GM during such lock-up period, provided that those shares may not be sold or otherwise transferred by such persons during such lock-up period;

  •
  public or private mergers, acquisitions, strategic alliances, business combinations and other similar transactions involving the issuance of any GM securities, including $1 2/3 par value common stock (or any securities convertible into or exchangeable or exercisable for such common stock), provided that the recipients of such shares agree in writing not to offer or sell such shares during such lock-up period; and

  •
  issuances of shares of $1 2/3 par value common stock to existing holders of such common stock for purposes of effecting a stock dividend or split.

In addition, our senior executive officers may dispose of up to 500,000 shares in the aggregate of $1 2/3 par value common stock without the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

        In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may sell a greater principal amount of debentures than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of debentures available for purchase by the underwriters under their option to purchase additional debentures. The underwriters can close out a covered short sale by exercising their option to purchase additional debentures or purchasing the debentures in the open market. In determining the source of debentures to close out a covered short sale, the underwriters will consider, among other things, the open market price of debentures compared to the price available under the over-allotment option. The underwriters may also sell debentures in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing debentures in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, debentures in the open market to stabilize the price of the debentures. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the debentures in the offering, if the syndicate repurchases previously distributed debentures to cover syndicate short positions or to stabilize the price of the debentures. These activities may raise or maintain the market price of the debentures above independent market levels or prevent or retard a decline in the market price of the debentures. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        E. Stanley O'Neal, a director of our company, is also a director of Merrill Lynch & Co. Inc., of which Merrill Lynch, Pierce, Fenner & Smith Incorporated is a direct wholly-owned subsidiary. John H. Bryan, a director of our company, is also a director of Goldman Sachs Group, Inc., of which Goldman, Sachs & Co. is a direct wholly-owned subsidiary, and Bank One Corporation, of which Banc One Capital Markets, Inc. is a direct wholly-owned subsidiary. Lloyd D. Ward, a director of our company, is also a director of J.P. Morgan Chase & Co., of which J.P. Morgan Securities, Inc. is a direct wholly-owned subsidiary. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and will in the future engage, in commercial banking and investment banking transactions with our company and certain of our affiliates for which they have received customary fees and expenses.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the debentures offered pursuant to this prospectus supplement will be passed upon for us by Warren G. Andersen, Esq., Assistant General Counsel for General Motors Corporation, and certain other legal matters related to the debentures will be passed upon for us by Kirkland & Ellis. In addition, certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell. Mr. Andersen owns, and has options to purchase, shares of our $1 2/3 par value common stock and owns shares of our Class H common stock.

        Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our board of directors and has acted as our counsel, and as counsel for certain of our subsidiaries, in various matters.

EXPERTS

        The consolidated financial statements and related financial statement schedule incorporated in this prospectus supplement and accompanying prospectus from General Motors' Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

General Motors Corporation

Debt Securities
Common Stock (par value $1 2/3)
Preference Stock (par value $0.10)
Preferred Stock (without par value)
Depositary Shares
Warrants
Units

        We may offer from time to time debt securities, common stock, preference stock, preferred stock, depositary shares, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our $1 2/3 par value common stock is listed on the New York Stock Exchange under the symbol "GM".

        We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 2, 2002

        You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents. The terms "General Motors," "we," "us," and "our" refer to General Motors Corporation.

i

ABOUT THIS PROSPECTUS

        This prospectus, along with a prospectus for General Motors Nova Scotia Finance Company, a wholly-owned subsidiary, is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of our securities and General Motors Nova Scotia Finance Company may sell its guaranteed debt securities, as described in the respective prospectuses, in one or more offerings. The total dollar amount of any securities sold by us and General Motors Nova Scotia Finance Company under the registration statement may not exceed $4,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Incorporation of Certain Documents By Reference."

PRINCIPAL EXECUTIVE OFFICES

        Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. We maintain a website at www.gm.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and schedules thereto. Reports and other information can also be inspected at the offices of the following stock exchanges where our common stock, $1 2/3 par value, is listed in the United States: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities; except as noted below:

SEC Filings (File No. 1-143)	Period
Annual Report on Form 10-K	Year ended December 31, 2000
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2001, June 30, 2001 and September 30, 2001
Current Reports on Form 8-K
January 3, 2001, January 8, 2001, January 16, 2001, January 16, 2001*, January 17, 2001, February 1, 2001, February 7, 2001, February 9, 2001*, February 23, 2001*, March 1, 2001, March 29, 2001*, April 3, 2001, April 17, 2001, April 17, 2001*, April 18, 2001 (2), April 20, 2001, May 1, 2001, May 25, 2001 (2), June 1, 2001, June 11, 2001*, July 3, 2001, July 17, 2001, August 1, 2001, August 7, 2001, August 21, 2001, August 27, 2001, September 4, 2001, September 18, 2001, September 21, 2001, September 25, 2001, September 26, 2001, October 2, 2001, October 3, 2001, October 15, 2001, October 18, 2001, October 18, 2001*, October 19, 2001, October 24, 2001 (2), October 31, 2001, November 1, 2001, November 13, 2001, November 14, 2001*, December 3, 2001 and December 6, 2001

*
Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.

        You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of W. W. Creek, Controller, at the following address and telephone number:

General Motors Corporation 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 556-5000

DESCRIPTION OF GENERAL MOTORS CORPORATION

        We are primarily engaged in the automotive and, through our wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. We are the world's largest manufacturer of automotive vehicles. We also have financing and insurance operations and, to a lesser extent, are engaged in other industries.

        Our automotive segment is comprised of four regions:

  •
  GM North America;

  •
  GM Europe;

  •
  GM Latin America/Africa/Mid-East; and

  •
  GM Asia Pacific.

        GM North America designs, manufactures and markets vehicles primarily in North America under the following nameplates:

• Chevrolet	• GMC	• Buick	• Saturn
• Pontiac	• Oldsmobile	• Cadillac	• Hummer

        GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates:

• Opel	• Holden	• Saab	• GMC	• Buick
• Vauxhall	• Isuzu	• Chevrolet	• Cadillac

        We participate in the communications services industry through Hughes, which is a leading global provider of digital entertainment services, information and communications services and satellite-based private business networks.

        Our financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial, vehicle and homeowner's insurance and asset-based lending.

        Our other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions.

        Substantially all of our automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2000, there were approximately 8,000 GM vehicle dealers in the United States, 840 in Canada and 155 in Mexico. Additionally, there were a total of approximately 11,220 outlets overseas which include dealers and authorized sales, service and parts outlets.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

        The following table presents the ratio of our earnings to fixed charges for the periods indicated:

Nine Months Ended September 30,		Years Ended December 31,
2001	2000	2000	1999	1998	1997	1996
1.16	1.89	1.71	2.12	1.72	2.22	1.96

        We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

        The following table presents the ratio of our earnings to fixed charges and preference stock dividends for the periods indicated:

Nine Months Ended September 30,		Years Ended December 31,
2001	2000	2000	1999	1998	1997	1996
1.13	1.86	1.68	2.09	1.70	2.18	1.92

        We compute the ratio of earnings to fixed charges and preference stock dividends by dividing earnings before income taxes and fixed charges by the sum of fixed charges and preference stock dividends. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Preference stock dividends consists of pre-tax earnings that are required to pay dividends on outstanding preference securities.

USE OF PROCEEDS

        We will add the net proceeds from the sale of the securities to our general funds and they will be available for general corporate purposes, including the repayment of existing indebtedness.

OVERVIEW OF OUR CAPITAL STOCK

        The following description of our capital stock is based upon our restated certificate of incorporation, as amended ("Certificate of Incorporation"), our bylaws ("Bylaws") and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our 10-K for the year ended December 31, 2000. You should read our Certificate of Incorporation and Bylaws for the provisions that are important to you.

        Certain provisions of the Delaware General Corporation Law ("DGCL"), our Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

        Our Certificate of Incorporation authorizes us to issue 5,706,000,000 shares of capital stock, consisting of:

  •
  6,000,000 shares of preferred stock, without par value;

  •
  100,000,000 shares of preference stock, $0.10 par value, 2,669,633 shares of which are designated as Series H 6.25% automatically convertible preference stock; and

  •
  5,600,000,000 shares of common stock comprising two classes, which currently include 2,000,000,000 shares of $1 2/3 par value common stock and 3,600,000,000 shares of Class H common stock, $0.10 par value.

        As of November 30, 2001, the following shares of our capital stock were outstanding:

  •
  2,669,633 shares of Series H 6.25% automatically convertible preference stock;

  •
  557,306,032 shares of $1 2/3 par value common stock; and

  •
  877,374,976 shares of Class H common stock.

Certain Provision of Our Certificate of Incorporation and Bylaws

        Amendments to our Certificate of Incorporation.    Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

  •
  increase or decrease the aggregate number of authorized shares of such class;

  •
  increase or decrease the par value of the shares of such class; or

  •
  alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

        If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision. As described below at "Description of Common Stock — Voting Rights," our Certificate of Incorporation expressly provides that $1 2/3 par value stockholders and Class H stockholders each are entitled to vote separately as a class with respect to certain amendments to our Certificate of Incorporation. In addition, as described below in "Description of Preference Stock — Voting," approval by two-thirds of our Series H preference shares, is required to amend or alter our Certificate of Incorporation in a way that would adversely affect the powers, preferences or special rights of such preference shares.

        Vacancies in the Board of Directors.    Our Bylaws provide that any vacancy occurring in our board of directors for any cause may be filled by a majority of the remaining members of our board, although such majority is less than a quorum.

        Special Meetings of Stockholders.    Under our Bylaws, only our board of directors or the chairman of our board may call special meetings of stockholders at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

        Requirements for Notice of Stockholder Director Nominations and Stockholder Business.    If a common stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to the board of directors, our Bylaws contain certain procedures that must be followed in terms of the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the board of directors, certain specified information regarding the nominee(s).

        In addition to the information required in a stockholder notice described above, our Bylaws require a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. In terms of the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

  •
  in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

  •
  in the case of a special meeting, not later than fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

        Vote Required for Certain Business Combinations.    Our Certificate of Incorporation provides that prior to the consummation of a sale of all or substantially all of our assets or prior to any merger, we are required to obtain the approval of two-thirds of all classes of our issued and outstanding stock.

Certain Anti-Takeover Effects of Delaware Law

        We are subject to Section 203 of the DGCL ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF COMMON STOCK

        We have two classes of common stock:

  •
  $1 2/3 par value common stock; and

  •
  Class H common stock, $0.10 par value.

        Our Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes. Although this prospectus does not cover issuances of our Class H common stock, we have summarized below certain terms of our Class H common stock which could be of significance to an investor in our $1 2/3 par value common stock. In addition to the following description, please refer to our Certificate of Incorporation which sets forth in full detail the terms of our Class H common stock. For information regarding how you can find a copy of the our Certificate of Incorporation, see "Where You Can Find More Information."

        There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Dividends

        Neither the DGCL nor our Certificate of Incorporation requires our board of directors to declare dividends on any class of our common stock. The declaration of any dividend on either class is a matter to be acted upon by our board upon the recommendation of our management. If and to the extent our board chooses to declare dividends on either or both of the classes of our common stock, neither the DGCL nor our Certificate of Incorporation requires any proportionate or other fixed relationship between the amount of the dividends declared on the different classes of common stock. Our board reserves the right to reconsider from time to time its policies and practices regarding dividends on our common stock and to increase or decrease the dividends paid on our common stock.

        Our Certificate of Incorporation, however, restricts the power of our board of directors to declare and pay dividends on either class of common stock. The amounts which may be declared and paid as dividends are allocated to each separate class of common stock and are subject to the amount legally available for the payment of dividends. Because our Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes, our Certificate of Incorporation allocates our earnings attributable to Hughes between amounts available for the payment of dividends on Class H common stock and amounts available for the payment of dividends on $1 2/3 par value common stock, in each case in accordance with their respective derivative interests in the financial performance of Hughes.

        Under our Certificate of Incorporation, dividends may be paid on $1 2/3 par value common stock to the extent of the assets legally available for the payment of dividends reduced by the sum of:

  •
  an amount determined by our board to be the paid-in surplus attributable to Class H common stock; plus

  •
  the portion of our net earnings attributed to the Class H common stock in accordance with our Certificate of Incorporation.

        The financial performance of Hughes determines the earnings per share of Class H common stock and the portion of our earnings out of which dividends on the Class H common stock may be paid. In order to determine the amount available to pay dividends on the Class H common stock, we take the following steps:

  •
  the net income of Hughes is determined for each quarterly accounting period;

  •
  the net income of Hughes determined for each quarter is divided into amounts allocated to the Class H common stock and the $1 2/3 par value common stock; and

  •
  the amount allocated to the Class H common stock is accumulated from quarter to quarter, together with any surplus attributable to shares of Class H common stock issued from time to time, and is reduced by the amount of any dividends actually paid on the Class H common stock.

        If dividends have been declared but not paid on shares of our preferred stock or preference stock, dividends may not be paid on the Class H common stock or the $1 2/3 par value common stock until all declared but unpaid dividends on our preferred stock and preference stock have been paid.

        Our board of directors issued a policy statement providing, among other things, that, subject to various exceptions, in the event that Hughes transfers any material assets to us, our board shall declare and pay a dividend or make a distribution to holders of our Class H common stock, except for any transfer for which Hughes receives fair compensation.

Exchangeability

        Under our Certificate of Incorporation, our board of directors may recapitalize all outstanding shares of our Class H common stock as shares of $1 2/3 par value common stock at any time after December 31, 2002 in the sole discretion of our board or automatically, if at any time we, in one transaction or a series of related transactions, dispose of substantially all of the business of Hughes to a person, entity or group of which we are not a majority owner. No automatic recapitalization will occur on a disposition in connection with our dissolution, liquidation and winding up and the distribution of our net assets to our common stockholders.

        In the event of any recapitalization, each holder of our Class H common stock would be entitled to receive shares of $1 2/3 par value common stock having a market value as of the date provided in our Certificate of Incorporation equal to 120% of the market value of the holder's Class H common stock. We will not issue any fractional shares of $1 2/3 par value common stock in the recapitalization. Instead of fractional shares, a holder of our Class H common stock will receive cash.

Voting Rights

        Each holder of $1 2/3 par value common stock is entitled to one vote per share. Each holder of Class H common stock is entitled to 0.20 vote per share.

        The holders of $1 2/3 par value common stock vote together with the holders of Class H common stock, based on their respective voting powers, on all matters, except that:

  •
  holders of $1 2/3 par value common stock voting separately as a class are entitled to approve by majority vote of the shares outstanding any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the $1 2/3 par value common stock;

  •
  holders of Class H common stock voting separately as a class are entitled to approve by majority vote of the shares outstanding any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H common stock; and

  •
  any increase in the number of authorized shares of Class H common stock must be approved by a majority vote of the holders of both classes of our common stock outstanding voting together, based on their respective voting powers, and by a majority vote of the holders of Class H common stock outstanding voting separately as a class

        The policy statement of our board of directors, referred to above, provides that we will not acquire in one transaction or a series of transactions a significant portion (more than 33%) of the business of Hughes for compensation without receiving the consent of the holders of a majority of the outstanding shares of Class H common stock, voting as a separate class, and $1 2/3 par value common stock, voting as a separate class.

Liquidation

        In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, our Certificate of Incorporation provides that, after the holders of our preferred stock and preference stock receive their full preferential amounts, holders of Class H common stock and holders of $1 2/3 par value common stock will receive the assets remaining for distribution to our stockholders on a per share basis in proportion to their respective per share liquidation units. Holders of our $1 2/3 par value common stock have a liquidation right of one unit per share, and holders of Class H common stock have a liquidation right of 0.20 units per share in any of our remaining assets. Holders of the

Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in our equity and assets, which include 100% of the stock of Hughes.

Transfer Agent and Registrar

        The transfer agent and registrar for our $1 2/3 par value common stock is EquiServe Limited Partnership, a Delaware limited partnership and its fully owned subsidiary EquiServe Trust Company, N.A., a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021.

Stock Exchange Listing

        Both classes of our common stock are listed on the New York Stock Exchange, with our $1 2/3 par value common stock listed under the ticker symbol "GM" and our Class H common stock listed under the ticker symbol "GMH."

DESCRIPTION OF PREFERRED STOCK

        This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

        Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preferred stock from time to time in distinctly designated series, with each series ranking equally and identical in all respects except as to the dividend rate and redemption price.

        We have summarized certain terms of the certificate of designations below. The summary is not complete. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Terms of a Particular Series

        The prospectus supplement will describe the terms of any preferred stock being offered, including:

  •
  the number of shares and designation or title of the shares;

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  any liquidation preference per share;

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  any date of maturity;

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  any redemption, repayment or sinking fund provisions;

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  any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

  •
  any voting rights;

  •
  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

  •
  whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

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  the place or places where dividends and other payments on the preferred stock will be payable; and
  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

        All shares of preferred stock offered will be fully paid and non-assessable.

Dividends

        So long as any preferred stock is outstanding, no cash dividends may be paid on any class of common stock or any series of preference stock if our current assets in excess of liabilities are less than $75 per share of any outstanding preferred stock.

Voting

        Holders of our preferred stock are not entitled to vote except that:

  •
  they would vote together with the holders of common stock on the disposition of our assets as an entirety:
  •
  if we have defaulted in paying dividends on preferred stock for six months, the holders of preferred stock, voting as a class, would be entitled to elect one-quarter of the directors; and
  •
  certain mortgaging or pledging of, or the placing of certain liens upon, our property would require the approval of the holders of three-fourths of any outstanding preferred stock.

Liquidation

        Any shares of preferred stock that are issued will have priority over the preference stock and common stock with respect to dividend or liquidation rights or both.

Transfer Agent and Registrar

        The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Miscellaneous

        Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control in us without any further shareholder action.

DESCRIPTION OF PREFERENCE STOCK

        This prospectus describes certain general terms and provisions of our preference stock. When we offer to sell a particular series of preference stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preference stock. The preference stock will be issued under a certificate of designations relating to each series of preference stock and is also subject to our Certificate of Incorporation.

        Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preference stock from time to time in distinctly designated series up to the maximum number of shares of preference stock authorized, with the terms of each series fixed by our board in the resolutions providing for the issuance of such series.

        We have summarized certain terms of the certificate of designations below. The summary is not complete. The certificate of designations will be filed with the SEC in connection with an offering of preference stock.

        We currently have one series of preference stock outstanding:

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  Series H 6.25% automatically convertible preference stock.

Terms of a Particular Series

        The prospectus supplement will describe the terms of any preference stock being offered, including:

  •
  the number of shares and designation or title of the shares;
  •
  any liquidation preference per share;
  •
  any date of maturity;
  •
  any redemption, repayment or sinking fund provisions;
  •
  any dividend (which may be cumulative or non-cumulative) rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
  •
  any voting rights;
  •
  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
  •
  whether the preference stock is convertible or exchangeable and, if so, the securities into which the preference stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;
  •
  the place or places where dividends and other payments on the preference stock will be payable; and
  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

        All shares of preference stock offered will be fully paid and non-assessable.

Dividends

        Subject to the rights of the holders of preferred stock, dividends will be paid on the outstanding preference shares when, as and if declared by our board of directors out of assets legally available for the payment of dividends. Dividends may be subject to restrictions contained in any future debt agreements and to limitations contained in future series or classes of preferred stock or preference stock.

        Holders of our Series H preference shares are entitled to receive cumulative cash dividends, at an annual rate of 6.25% of the per share stated value, which is equivalent to $35.1172 per annum per Series H preference share.

        Preferential dividends on our preference stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Such dividends accumulate to the extent they are not paid on the dividend payment date following the calendar quarter for which they accrue. Accumulated preferential dividends do not bear interest. Unless the full preferential dividends accumulated on all outstanding preference shares have been paid, we may not:

  •
  pay dividends on any class of our common stock or other stock ranking junior to the outstanding preference shares, other than a dividend payable in shares of any class of common stock; or
  •
  redeem, repurchase or otherwise acquire any shares of our common stock or other stock ranking junior to the outstanding preference shares, other than a redemption or purchase of shares of common stock made in connection with our or our subsidiaries' employee incentive or benefit plans.

        Dividends will not be declared on any series of preference stock for any prior dividend payment period unless there shall have been declared on all outstanding shares of preference stock ranking on a parity with such series, in respect of all dividend payment periods of such parity stock terminating with or before such prior dividend payment period, like proportionate dividends determined ratably in proportion to the respective preferential dividends accumulated to date on such series and the dividends accumulated on all such outstanding parity preference stock.

Conversion

        The Series H preference shares are convertible into shares of Class H common stock. The Series H preference shares will automatically convert into shares of Class H common stock on June 24, 2002, the mandatory conversion date, based on a variable conversion factor linked to the Class H common stock price at the time of conversion unless they have been converted earlier. Depending on the average closing trading price of Class H common stock during the 20 trading days prior to the mandatory conversion date, the Series H preference shares would convert into between 21,529,255 and 26,696,330 shares of Class H common stock on the mandatory conversion date. The Series H preference shares are also currently convertible at the option of the holder into 21,529,255 million shares of Class H common stock.

        We currently expect that, upon either mandatory or optional conversion of the Series H preference shares, the Class H dividend base will be adjusted so that it will be increased by the number of shares of Class H common stock issued to the holder of the Series H preference shares pursuant to the conversion.

Transfer Restrictions

        The Series H preference shares and the underlying Class H common stock are subject to transfer restrictions.

Redemption

        The Series H preference shares are redeemable by us or by Hughes in certain limited circumstances generally involving changes in the U.S. law relating to income taxation. Depending on the circumstances giving rise to the redemption, the redemption price may be paid in cash, shares of Class H common stock, shares of Hughes common stock or by exchange of each Series H preference share for a share of automatically convertible preference stock of Hughes, convertible into Hughes common stock.

Liquidation

        Our preference stock ranks senior to our common stock and junior to our preferred stock with respect to dividend or liquidation rights or both.

        In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of outstanding preference shares would be entitled to the liquidation preference given to such shares, after the holders of preferred stock, if any were outstanding, received the full preferential amounts to which they are entitled and before any distribution to holders of common stock.

        The holders of Series H preference shares would be entitled to receive, as a liquidation preference, $561.875 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders.

        If there are insufficient assets to permit full payment to holders of the outstanding preference shares and the holders of all other series of preference stock on parity with the outstanding preference shares as to liquidation rights, then the holders of the outstanding preference shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Voting

        The Series H preference shares do not entitle holders thereof to voting rights, except:

  •
  with respect to any amendment or alteration of any provision of our Certificate of Incorporation which would adversely affect the powers, preference or special rights of the Series H preference shares, which requires the prior approval of the holders of at least two-thirds of the outstanding Series H preference shares;
  •
  in the event we fail to pay accumulated preferential dividends on the Series H preference shares in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid; and
  •
  as required by law.

        In the event of a preferential dividend default as described above, the number of our directors will be increased by two and the holders of the outstanding Series H preference shares, voting together as a class with all other series of preference stock ranking junior to or on a parity with such preference shares and then entitled to vote on the election of such directors, will be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Series H preference shares have been paid.

Registrar and Transfer Agent

        The transfer agent for each series of preference stock will be described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior or subordinated debt. We will issue debt securities that will be senior debt under the senior debt indenture dated December 7, 1995 between us and Citibank, N.A., as senior debt trustee. We will issue debt securities that will be subordinated debt under the subordinated debt indenture dated as of January 2, 2002 between us and Citibank, N.A, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the indentures. The summaries are not complete and are subject to the terms of the senior debt indenture, which is incorporated herein by reference, and subordinated debt indenture, which is filed as an exhibit to the registration statement, respectively. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See " — Subordinated Debt" and " — Certain Covenants."

        Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.

Terms of a Particular Offering

        The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  classification as senior or subordinated debt securities;

  •
  the designation of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the percentage of their principal amount at which the debt securities will be issued;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates per annum, if any, at which the debt securities will bear interest;

  •
  the times at which the interest will be payable;

  •
  whether the debt securities are convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable, and the terms and conditions of conversion or exchange;

  •
  the date after which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

  •
  if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

  •
  the currency or currencies in which the debt securities are issuable or payable;

  •
  the exchanges on which the debt securities may be listed;

  •
  whether the debt securities shall be issued in book-entry form; and

  •
  any other specific terms, including any additional events of default or covenants.

        Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustees, which at the date hereof is 111 Wall Street, New York, New York 10005, Attention: Citibank Agency & Trust, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

        Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in a prospectus supplement.

        Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in a prospectus supplement, in any other freely transferable currency.

        If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

        If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the SEC and furnish certain information to the holders of the debt securities.

Senior Debt

        We will issue under the senior debt indenture the debt securities that will constitute part of the our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law).

Subordinated Debt

        We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our "senior indebtedness." The subordinated debt indenture defines "senior indebtedness" as obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. "Senior indebtedness" does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the subordinated debt indenture, section 13.

        In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

  •
  any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

  •
  a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist;

  •
  the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 6 of the subordinated debt indenture; this declaration must not have been rescinded and annulled as provided in the subordinated debt indenture; or

  •
  any different or additional events described in a prospectus supplement.

        If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Certain Covenants

        Definitions Applicable to Covenants Under Our Senior Debt Indenture.    The following definitions shall be applicable to the senior debt covenants specified below:

          (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by our chairman, president or any vice chairman, any vice president, our treasurer or any assistant treasurer), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

          (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

          (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or which is principally engaged in financing our operations outside the continental United States of America.

          (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by us or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of our Board of Directors, is of material importance to the total business conducted by us and our consolidated affiliates as an entity.

          (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or by one or more Subsidiaries, or by us and one or more Subsidiaries.

        Limitation on Liens.    For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the senior debt securities (together with, if we shall so determine, any other indebtedness of us or such Manufacturing Subsidiary ranking equally with the senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders equity of us and our consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to our stockholders.

        The above restrictions shall not apply to Debt secured by:

          (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

          (ii) Mortgages on property existing at the time of acquisition of such property by us or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by us or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to us or a Manufacturing Subsidiary of improvements to such acquired property;

          (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Subsidiary;

          (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Manufacturing Subsidiary;

          (v) Mortgages on property of ours or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

          (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

        The subordinated debt indenture does not include any limitation on our ability to incur these types of liens.

        Limitation on Sales and Lease-Backs.    For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on the date that the senior debt securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

          (i) we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the senior debt securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

          (ii) we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

        The subordinated debt indenture does not include any limitations on sales and lease-backs.

Defeasance

        If the terms of a particular series of debt securities so provide, we may, at our option, (a) discharge its indebtedness and its obligations under the applicable indenture with respect to such series or (b) not comply with certain covenants contained in the applicable indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets

        The indentures provide that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation shall expressly assume the interest and principal due under the debt securities. In either case, the indentures provide that neither we nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the indentures provide that in the case of any such merger or consolidation, either we or the successor company may continue to issue securities under the indentures.

Modification of the Indenture

        The indentures contain provisions permitting us and the applicable trustee to modify or amend such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under either such indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

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  extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected; or

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  reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the indentures.

Events of Default

        An event of default with respect to any series of debt securities issued subject to the indentures is defined in the indentures as being:

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  default in payment of any principal or premium, if any, on such series;

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  default for 30 days in payment of any interest on such series;

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  default for 90 days after notice in performance of any other covenant in the indentures; or

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  certain events of bankruptcy, insolvency or reorganization.

        If the terms of any series of subordinated debt provide for additional events of default, they will be described in a prospectus supplement.

        No event of default with respect to a particular series of debt securities issued under the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the applicable indenture, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. We are required to file with each trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the applicable indenture. The indentures provides that the trustees may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

        Subject to the provisions of the indentures relating to the duties of the trustees in case an Event of Default shall occur and be continuing, the trustees shall be under no obligation to exercise any of their respective rights or powers under the indentures at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the trustees reasonable indemnity or security.

        Subject to such provisions for the indemnification of the trustees and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees.

Concerning our Relationships with the Trustees

        Citibank, N.A. is the trustee under both the senior debt indenture and the subordinated debt indenture. It is also the trustee under an indenture for General Motors Nova Scotia Finance Company, for which we are the guarantor, as well as under various other indentures covering our outstanding notes and debentures. Citibank, N.A. and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock or preference stock, rather than full shares of preferred stock or preference stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in a prospectus supplement) of a share of a particular series of preferred stock or preference stock.

        The shares of any series of preferred stock or preference stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or preference stock underlying the depositary share, to all the rights and preferences of the preferred stock or preference stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock or preference stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts, forms of which have been filed as exhibits to the registration statement.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock or Preference Stock

        Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock or preference stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock or preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock or preference stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

        If a series of preferred stock or preference stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock or preference stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock or preference stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock or preference stock.

Conversion of Preferred Stock or Preference Stock

        If the prospectus supplement relating to the depositary shares says that the deposited preferred stock or preference stock is convertible into or exchangeable for our common stock or shares of another series of our preferred stock or preference stock, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions directing the conversion or exchange of the preferred stock or preference stock represented by the depositary shares into or for whole shares of our common stock or shares of another series of our preferred stock or preference stock. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock or preference stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock or preference stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

        The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities and warrants for the purchase of other securities, including common stock, preference stock and preferred stock. We may offer warrants separately or together with one or more additional warrants or debt securities, common stock, preference stock or preferred stock or any combination thereof in the form of units, as described in a prospectus supplement. This prospectus refers to warrants for the purchase of debt securities as debt warrants and warrants for the purchase of other securities as stock warrants and collectively as warrants.

        We will issue debt warrants under one or more debt warrant agreements, and stock warrants under one or more stock warrant agreements, to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The form of debt warrant agreement and form of stock warrant agreement are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

Debt Warrants

        The debt warrants will be evidenced by debt warrant certificates and, except as otherwise specified in a prospectus supplement, may be traded separately from any debt securities with which they may be issued. Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations at the office of the warrant agent. The holder of a debt warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the debt warrants.

        The debt warrants may be issued in one or more series, and a prospectus supplement will contain, where applicable, the terms of, and other information with respect to, such debt warrants, including:

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  the title and the aggregate number of debt warrants;

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  the debt securities for which each debt warrant is exercisable;

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  the date or dates on which the debt warrants will expire;

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  the price or prices at which the debt warrants are exercisable;

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  the currency or currencies in which the debt warrants are exercisable;

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  the periods during which, and places at which, the debt warrants are exercisable;

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  the terms of any mandatory or optional call provisions;

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  the price or prices, if any, at which the debt warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

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  whether the debt warrants will be sold separately or with other securities as part of a unit;

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  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of the debt securities;

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  the identity of the warrant agent;

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  the exchanges, if any, on which the debt warrants may be listed; and

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  whether the debt warrants shall be issued in book-entry form.

        Exercise of Debt Warrants.    Debt warrants may be exercised by payment to the warrant agent of the exercise price, in each case in such currency or currencies as are specified in the debt warrant, and by communicating to the warrant agent the identity of the debt warrant holder and the number of debt warrants to be exercised. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the office of the warrant agent, the warrant agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in a prospectus supplement. If less than all of the debt warrants evidenced by a debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amounts of debt warrants.

Stock Warrants

        Stock warrants will be evidenced by stock warrant certificates which may be exchanged for new stock warrant certificates of different denominations at the office of the warrant agent. The holder of a stock warrant does not have any of the rights of a holder of our common stock, preferred stock or preference stock and is not entitled to payments of dividends, if any, or payment of interest on our common stock, preferred stock or preference stock issuable, but not yet issued, upon exercise of the stock warrants.

        The applicable prospectus supplement will describe the following terms of the stock warrants in respect of which this prospectus is being delivered:

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  the title and aggregate number of stock warrants;

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  the securities (which may include preferred stock, preference stock or common stock) for which each stock warrant is exercisable;

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  the date or dates on which the stock warrants will expire;

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  the price or prices at which the stock warrants are exercisable;

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  the currency or currencies in which the stock warrants are exercisable;

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  the period during which, and places at which, the stock warrants are exercisable;

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  the terms of any mandatory or optional call provisions;

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  the price or prices, if any, at which the stock warrants may be redeemed at the option of the holder;

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  if applicable, the designation and terms of the preferred stock or preference stock with which the stock warrants are issued, and the number of stock warrants issued with each share of preferred stock, preference stock or common stock;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of stock warrants or the exercise price of such stock warrants;

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  if applicable, the date on and after which the stock warrants and the related preferred stock, preference stock or common stock will be separately transferable;

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  any other terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of stock warrants;

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  the identity of the warrant agent;

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  the exchanges, if any, on which the stock warrants may be listed;

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  the maximum or minimum number of stock warrants which may be exercised at any time; and

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  whether the stock warrants shall be issued in book-entry form.

        Exercise of Stock Warrants.    Each stock warrant will entitle the holder thereof to purchase for cash shares of our common stock, preference stock or preferred stock at an exercise price as shall in each case be set forth in, or be determinable as set forth in, a prospectus supplement relating to such stock warrants offered thereby. Stock warrants may be exercised at any time up to the close of business on the expiration date set forth in a prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the stock warrants represented by a stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining stock warrants.

Significant Provisions of the Warrant Agreements

        We will issue debt warrants under one or more debt warrant agreements, and stock warrants under one or more stock warrant agreements, to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

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  cure any ambiguity;

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  cure, correct or supplement any defective or inconsistent provision;

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  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

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  reduce the exercise price of the stock warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

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  change the exercise price of the debt warrants;

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  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

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  shorten the period of time during which the warrants may be exercised;

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  materially and adversely affect the rights of the owners of the warrants; or

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  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of Debt Securities — Certain Covenants" and "Description of Debt Securities — Consolidation, Merger or Sale of Assets."

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preference stock or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units, consisting of one or more debt securities or other securities, including common stock, preference stock or preferred stock, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

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  the designation and the terms of the units and of any combination of debt securities, preferred stock, preference stock, common stock and warrants constituting the units, including whether and under what circumstances the debt securities, preferred stock, preference stock, common stock or warrants may be traded separately;

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  any additional terms of the governing unit agreement;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, preference stock, common stock or warrants constituting the units; and

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  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of Debt Securities," "Description of Preferred Stock," "Description of Preference Stock," "Description of Common Stock," "Description of Warrants" and those described below under "— Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, preference stock, common stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of the material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

        Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

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  correct or supplement any defective or inconsistent provision; or

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  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

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  materially adversely affect the holders' units or the terms of the unit agreement (other than terms related to the first three clauses above); or

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  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

        Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities — Modification and Waiver."

        Consolidation, Merger or Sale of Assets.    The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

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  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

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  the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the trustees and will be in form and substance reasonably satisfactory to the trustees;

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  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

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  we or the surviving entity will have delivered to the trustees an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us.

Except for any lease or any sale, assignment, conveyance, transfer, lease or other disposition to certain of our subsidiaries, we will be discharged from all obligations and covenants under the indentures and the debt securities.

        Unit Agreement Not Qualified Under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SECURITIES

        Unless otherwise indicated in a prospectus supplement, the debt securities, warrants and units will be issued in the form of one or more fully registered global securities (a "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of the Depository's nominee. Beneficial interests in a Global Security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in the Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

        The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

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  securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

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  banks and trust companies;

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  clearing corporations; and

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  certain other organizations.

        Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

        The Depository advises that pursuant to procedures established by it:

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  upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal or face amounts of securities beneficially owned by such participants; and

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  ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Security).

        The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

        As long as the Depository's nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the securities represented by the Global Security. Except as provided below, you will not:

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  be entitled to have any of the securities registered in your name;

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  receive or be entitled to receive physical delivery of the securities in definitive form; or

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  be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the trustees, any unit agent, warrant agent, paying agent nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        If the Depository is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue securities in definitive form in exchange for the Global Securities. In addition, we may at any time determine not to have the securities represented by Global Securities and, in such event, will issue securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

PLAN OF DISTRIBUTION

        A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including

  (a)
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

  (b)
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

  (c)
  any securities exchanges on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may sell the securities in any of five ways (or in any combination):

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  directly to purchasers;

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  through agents;

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  through underwriters

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  through dealers; and

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  through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

        We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

        We may use agents to sell the securities. Any such agents, who may be deemed to be an underwriter as that terms is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

        If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

        If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Delayed Delivery Contracts

        If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies;

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  educational and charitable institutions; and

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  other institutions

        All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet

        We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold. The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters obligations with respect to the auction or ordering system.

General Information

        The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

        We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Martin I. Darvick, Esq., an attorney on our legal staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick own shares and holds options to purchase shares of our $1 2/3 par value common stock and owns shares of our Class H common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as counsel to us and certain of our affiliates in various matters.

EXPERTS

        The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from General Motors' Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Prospectus
SUMMARY
RATIO OF EARNINGS TO FIXED CHARGES
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
SELECTED FINANCIAL DATA
DESCRIPTION OF SERIES A DEBENTURES
DESCRIPTION OF SERIES B DEBENTURES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITERS
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS
PRINCIPAL EXECUTIVE OFFICES
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF GENERAL MOTORS CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE STOCK DIVIDENDS
USE OF PROCEEDS
OVERVIEW OF OUR CAPITAL STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF PREFERENCE STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
FORMS OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS